UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Gossamer Bio, Inc.
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY MATERIALS DATED MAY 18, 2026 - SUBJECT TO COMPLETION

3115 Merryfield Row, Suite 120
San Diego, CA 92121

[    ], 2026

Dear Stockholder:

On behalf of the board of directors (the “Board”) of Gossamer Bio, Inc., a Delaware corporation (“we,” “us,” “our,” “Gossamer” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”), to be held virtually, via live webcast, on [    ], 2026 at [ ] Pacific Time, unless postponed or adjourned to a later date.

Background of the Special Meeting

The Special Meeting is being held to consider various proposals arising out of the Company’s offer to exchange (the “Exchange Offer”), its outstanding $200.0 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), for a combination of (i) up to $72.0 million in aggregate principal amount of newly issued 7.50% Convertible Senior Secured First Lien Notes due 2030, which will be unconditionally guaranteed on a senior first-priority secured basis by each of the Company’s current and future wholly-owned domestic subsidiaries, subject to certain customary exceptions (the “New Convertible Notes”), (ii) up to 317,647,058 shares (the “New Shares”), of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or, in lieu of issuing shares of Common Stock to the extent such shares would cause any Eligible Holder (as defined in the accompanying proxy statement) to beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants,” and, together with the New Shares, the “Equity Securities”), and (iii) with respect to Eligible Holders who validly tender (and do not validly withdraw) their Existing Convertible Notes and validly deliver their related Consents (as defined in the accompanying proxy statement) at or prior to 5:00 p.m., New York City time, on June 1, 2026 (such time and date, as the same may be extended, the “Early Tender Date”), up to 150,000,000 warrants to purchase shares of Common Stock (the “Purchase Warrants”). The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Convertible Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet.

In connection with the Exchange Offer, on May 18, 2026, the Company entered into a transaction support agreement with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes (the “Supporting Noteholders”), who hold approximately 75.2% of the aggregate principal amount of the Existing Convertible Notes (the “Transaction Support Agreement”), pursuant to which the Supporting Noteholders have individually agreed, among other things, to support the Exchange Offer and Consent Solicitation (as defined in the accompanying proxy statement), including by tendering all of their Existing Convertible Notes in the Exchange Offer prior to the Early Tender Date.

The Exchange Offer commenced on May 18, 2026 and is expected to expire on June 16, 2026, unless extended or earlier terminated subject to the terms of the Transaction Support Agreement, with final settlement occurring promptly thereafter (the date on which the final settlement occurs, the “Closing Date”). If all the conditions to the Exchange Offer are otherwise satisfied or waived, the Company will, subject to the terms of the Exchange Offer and the Transaction Support Agreement, early settle the Exchange Offer with the holders of Existing Convertible Notes that have validly tendered (and not validly withdrawn) their Existing Convertible Notes prior to June 1, 2026, which would result in the exchange of such Existing Convertible Notes occurring as early as June 3, 2026. The Company’s obligation to accept the Existing Convertible Notes for exchange is subject to the satisfaction of certain conditions, including that holders of the Existing Convertible Notes (the “Existing Noteholders”), validly tender and exchange a minimum of 98% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer and agree to vote their New Shares as described below, unless such conditions have been waived in accordance with the terms of the Exchange Offer and the Transaction Support Agreement. Existing Noteholders will agree to vote their New Shares by validly tendering and exchanging their Existing Notes in accordance with the Exchange Offer; Supporting Noteholders additionally entered into voting agreements where they agreed to vote their New Shares as further described below. The Exchange Offer itself is not subject to stockholder approval.

The Exchange Offer is expected to result in substantial dilution to existing holders of Common Stock. Based on the number of shares of Common Stock outstanding as of March 31, 2026 and assuming (i) the Existing Noteholders validly tender prior to the Early Tender Date and exchange 100% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer and (ii) no Prefunded Warrants are issued, immediately following the Closing Date, the Existing Noteholders will own in the aggregate 317,647,058 shares, or approximately 57.5%, of the issued and outstanding Common Stock and will receive in the aggregate $72.0 million in principal amount of New Convertible Notes. Existing holders of Common Stock will be subject to further dilution in the event the New Convertible Notes convert into shares of Common Stock. Based on the number of shares of Common Stock outstanding as of March 31, 2026 and assuming (i) the Existing Noteholders validly tender prior to the Early Tender Date and exchange 100% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer, (ii) no Prefunded Warrants are issued and (iii) the Existing Noteholders convert 100% of the New Convertible Notes into shares of Common Stock at the floor conversion price in the New Convertible Notes, immediately following the Closing Date and upon such conversion, the Existing Noteholders would own, in the aggregate 868,235,293 shares, or approximately 78.7%, of the issued and outstanding Common Stock, inclusive of the maximum number of make-whole shares issuable. The foregoing dilution is prior to giving effect to shares of Common Stock (i) available for issuance, or that may become available for issuance, under the Company’s equity plans; (ii) issuable under outstanding awards granted under the Company’s equity plans; and (iii) reserved for issuance under outstanding warrants, including the Purchase Warrants. Additional information concerning the Exchange Offer, the New Convertible Notes and dilution to existing holders of Common Stock is available under the sections of the accompanying proxy statement entitled “Background of the Special Meeting—Exchange Offer,” “Background of the Special Meeting—Dilution” and “Proposal No. 1: Nasdaq 5635(d) Issuance of Additional Shares.”

On May 15, 2026, the Board approved an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan ( the “Restated Plan”), to increase the number of shares of Common Stock authorized for issuance thereunder. The Restated Plan was effective on May 18, 2026, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.

Purpose of the Special Meeting

Our Board has called the Special Meeting to consider the following proposals, each of which is more fully described in the accompanying proxy statement:

PROPOSAL	PURPOSE	CONDITIONS
PROPOSAL NO. 1
To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon (i) conversion of up to $72.0 million in aggregate principal amount of the New Convertible Notes and make-whole payments in the form of Common Stock and (ii) exercise of up to 150,000,000 Purchase Warrants, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, as described in Proposal No. 1 in the accompanying proxy statement.	Because the conversion of the New Convertible Notes into shares of Common Stock, or make-whole payments in the form of Common Stock, and the exercise of the Purchase Warrants, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuances pursuant to Nasdaq Listing Rule 5635(d).	Approval of Proposal No. 1 is conditioned upon approval of Proposal No. 3.

PROPOSAL NO. 2
To approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, as described in Proposal No. 2 in the accompanying proxy statement.	As a result of the substantial dilution that will occur as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Convertible Notes, if we do not increase the shares available for future issuance under the Gossamer Bio, Inc. 2019 Incentive Award Plan (as in effect prior to the adoption of the Restated Plan), we will have a limited number of shares available for future grants thereunder. The Restated Plan was effective on May 18, 2026, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.	Approval of Proposal No. 2 is conditioned upon approval of Proposal No. 3.
PROPOSAL NO. 3
To approve an amendment to the Company’s amended restated certificate of incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan, as described in Proposal No. 3 in the accompanying proxy statement.	We currently do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Convertible Notes or Purchase Warrants or under the Restated Plan. Further, increasing the number of authorized shares of Common Stock will provide us with greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.	Approval of Proposal No. 3 is independent and not conditioned upon the approval of any other proposal.
PROPOSAL NO. 4
To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in the accompanying proxy statement.	We believe it is beneficial to provide the Board with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders.	Approval of Proposal No. 4 is independent and not conditioned upon the approval of any other proposal.

PROPOSAL	PURPOSE	CONDITIONS
PROPOSAL NO. 5
To approve one or more adjournments of the Special Meeting, if necessary, as described in Proposal No. 5 in the accompanying proxy statement.	If there are insufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, we need the ability to adjourn the Special Meeting to solicit additional proxies.	Approval of Proposal No. 5 is independent and not conditioned upon the approval of any other proposal.

Board Recommendation and Voting Agreements

Our Board has determined that each of the proposals is in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” each proposal.

Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the accompanying proxy statement. In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the accompanying proxy statement. Additional information concerning the voting agreements is available under the section of the accompanying proxy statement entitled “Background of the Special Meeting—Voting Agreements.”

Conclusion

The accompanying proxy statement provides you with information about the proposals. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the Special Meeting. Please submit your proxy as soon as possible even if you plan to attend the Special Meeting. We appreciate your support regarding this matter. Only those holders of record of shares of Common Stock at 4:00 p.m. Eastern Time on [    ], 2026, the record date for the Special Meeting, will be entitled to vote at the Special Meeting or any adjournment or postponement thereof.

Thank you for your ongoing support of, and continued interest in, Gossamer.

Sincerely,

Faheem Hasnain Chairman, President and Chief Executive Officer

3115 Merryfield Row, Suite 120
San Diego, CA 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at [ ] Pacific Time on [    ], 2026

Dear Stockholder:

On behalf of the board of directors (the “Board”), of Gossamer Bio, Inc., a Delaware corporation (“we,” “us,” “our,” “Gossamer” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”), to be held virtually, via live webcast, on [    ], 2026 at [ ] Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon (i) conversion of up to $72.0 million in aggregate principal amount of newly issued 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”) and make-whole payments in the form of Common Stock, and (ii) exercise of up to 150,000,000 warrants to purchase shares of Common Stock (the “Purchase Warrants”), which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer (as defined in the accompanying proxy statement), as described in Proposal No. 1 in the accompanying proxy statement;

2.To approve an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan (the “Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, as described in Proposal No. 2 in the accompanying proxy statement;

3.To approve an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes and Purchase Warrants (as defined in the accompanying proxy statement) and under the Restated Plan, as described in Proposal No. 3 in the accompanying proxy statement;

4.To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in the accompanying proxy statement; and

5.To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, as described in Proposal No. 5 in the accompanying proxy statement.

The Board has fixed 4:00 p.m. Eastern Time on [    ], 2026 as the record date (the “Record Date”), for the Special Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This Notice of Special Meeting of Stockholders, the proxy statement, and the proxy card are being sent to stockholders beginning on or about [    ], 2026. The proxy card or voting instructions received from your broker, bank or other nominee provide instructions on how to vote. The proxy statement can be accessed directly at the following Internet address: www.proxydocs.com/GOSS. You will be asked to enter the Control Number shown on your proxy card or voting instructions received from your broker, bank or other nominee.

We appreciate your continued support of Gossamer.

By Order of the Board of Directors,

Faheem Hasnain
Chairman, President and Chief Executive Officer

San Diego, California
[    ], 2026

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

3115 Merryfield Row, Suite 120
San Diego, CA 92121
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held at [ ] Pacific Time on [    ], 2026
This proxy statement and form of proxy are furnished in connection with the solicitation of proxies by the Board (the “Board”), for use at the special meeting of stockholders (the “Special Meeting”), of Gossamer Bio, Inc., a Delaware corporation (“we,” “us,” “our,” “Gossamer” or the “Company”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually, via live webcast on [    ], 2026 at [    ] Pacific Time. To participate in the Special Meeting, you must register at www.proxydocs.com/GOSS by 8:00 p.m. Eastern Time on [    ], 2026 (the “Registration Deadline”) with your Control Number included on your proxy card if you are a stockholder of record of shares of Common Stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you. You will not be able to attend the Special Meeting physically in person.
The Board has fixed 4:00 p.m. Eastern Time on [    ], 2026 as the record date (the “Record Date”), for the Special Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting. This proxy statement, the notice and the proxy card will be mailed on or about [    ], 2026 to all stockholders entitled to vote at the Special Meeting.
Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission (the “SEC”).
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING
The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding the Special Meeting?
We are holding the Special Meeting for our stockholders to consider various proposals arising out of the Company’s offer to exchange (the “Exchange Offer”), its outstanding $200.0 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), for a combination of (i) up to $72.0 million in aggregate principal amount of newly issued 7.50% Convertible Senior Secured First Lien Notes due 2030, which will be unconditionally guaranteed on a senior first-priority secured basis by each of the Company’s current and future wholly-owned domestic subsidiaries, subject to certain customary exceptions (the “New Convertible Notes”), (ii) up to 317,647,058 shares (the “New Shares”), of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or, in lieu of issuing shares of Common Stock to the extent such shares would cause any Eligible Holder (as defined below) to beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and, together with the New Shares, the “Equity Securities”), and (iii) with respect to Eligible Holders who validly tender (and do not validly withdraw) their Existing Convertible Notes and validly deliver their related Consents (as defined below) at or prior to 5:00 p.m., New York City time, on June 1, 2026 (such time and date, as the same may be extended, the “Early Tender Date”) up to 150,000,000 warrants to purchase shares of Common Stock (the “Purchase Warrants” and, together with the New Convertible Notes and the Equity Securities, the “Offered Securities”). The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Convertible Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet. The Exchange Offer itself is not subject to stockholder approval. See the sections of this proxy statement entitled “Background of the Special Meeting—Exchange Offer,” “Proposal No. 1: Nasdaq 5635(d) Issuance of Additional Shares” and “Proposal No. 3: Authorized Share Increase” for additional information concerning the Exchange Offer and the New Convertible Notes.
In connection with the Exchange Offer, we are holding the Special Meeting for our stockholders to consider a proposal to approve an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan (the “Restated Plan”), which was approved by the Board on May 15, 2026, to increase the number of shares of Common Stock authorized for issuance thereunder. The Restated Plan was effective on May 18, 2026, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting. See the sections of this proxy statement entitled “Background of the Special Meeting—Restated Plan” and “Proposal No. 2: Amendment and Restatement of the 2019 Incentive Award Plan” for additional information concerning the Restated Plan.
In addition, we are holding the Special Meeting for our stockholders to consider a reverse stock split proposal to provide the Board with the authority and flexibility to effect a reverse stock split at a later date, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. See the section of this proxy statement entitled “Proposal No. 4: Reverse Stock Split” for additional information.
How can stockholders attend the Special Meeting?
We will be hosting the Special Meeting via live webcast only. To participate in the virtual Special Meeting, you must register at www.proxydocs.com/GOSS by 8:00 p.m. Eastern Time on [ ], 2026 (the “Registration Deadline”) with your Control Number included on your proxy card if you are a stockholder of record of shares of Common Stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.
The Special Meeting live webcast will begin promptly at [ ] Pacific Time on [    ], 2026. Stockholders may vote and submit questions in advance of the Special Meeting by following the instructions and rules of conduct on the Special Meeting website. We intend to answer questions that are pertinent to the official business of the Special Meeting during the Special Meeting, subject to time constraints. We encourage you to access the meeting prior to the start time. Online check-in will begin at [ ] Pacific Time, and you should allow ample time for the check-in procedures.
What matters am I voting on, what is the purpose of each proposal, are there any conditions, and how does the Board recommend that I vote?

PROPOSAL	PURPOSE	CONDITIONS
PROPOSAL NO. 1
To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon (i) conversion of up to $72.0 million in aggregate principal amount of the New Convertible Notes and make-whole payments in the form of Common Stock, and (ii) exercise of up to 150,000,000 Purchase Warrants, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, as described in Proposal No. 1 in the accompanying proxy statement.	Because the conversion of the New Convertible Notes into shares of Common Stock, or make-whole payments in the form of Common Stock, and the exercise of the Purchase Warrants, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuances pursuant to Nasdaq Listing Rule 5635(d).	Approval of Proposal No. 1 is conditioned upon approval of Proposal No. 3.

PROPOSAL NO. 2
To approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, as described in Proposal No. 2 in the accompanying proxy statement.	As a result of the substantial dilution that will occur as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Convertible Notes, if we do not increase the shares available for future issuance under the Gossamer Bio, Inc. 2019 Incentive Award Plan (as in effect prior to the adoption of the Restated Plan), we will have a limited number of shares available for future grants thereunder. The Restated Plan was effective on May 18, 2026, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.	Approval of Proposal No. 2 is conditioned upon approval of Proposal No. 3.
PROPOSAL NO. 3
To approve an amendment to the Company’s amended restated certificate of incorporation, or the Charter, to increase the number of authorized shares of Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan, as described in Proposal No. 3 in the accompanying proxy statement.	We currently do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Convertible Notes or Purchase Warrants or under the Restated Plan. Further, increasing the number of authorized shares of Common Stock will provide us with greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.	Approval of Proposal No. 3 is independent and not conditioned upon the approval of any other proposal.
PROPOSAL NO. 4
To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in the accompanying proxy statement.	We believe it is beneficial to provide the Board with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders.	Approval of Proposal No. 4 is independent and not conditioned upon the approval of any other proposal.
PROPOSAL NO. 5
To approve one or more adjournments of the Special Meeting, if necessary, as described in Proposal No. 5 in the accompanying proxy statement.	If there are insufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, we need the ability to adjourn the Special Meeting to solicit additional proxies.	Approval of Proposal No. 5 is independent and not conditioned upon the approval of any other proposal.

The Board has determined that each of the proposals is in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” each proposal.

Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.
Who is entitled to vote?
Holders of our Common Stock on the Record Date may vote at the Special Meeting. As of the Record Date, there were [    ] shares of our Common Stock outstanding. In deciding all matters at the Special Meeting, each share of our Common Stock held by a stockholder on the Record Date will be entitled to one vote for each of the proposals.
Are there any voting agreements in place?
Yes, holders of approximately 75.2% of our Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. In addition, each other holder of our Existing Convertible Notes who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. Additional information concerning the voting agreements is available under the section of this proxy statement entitled “Background of the Special Meeting—Voting Agreements.”
Stockholders of Record: Shares Registered in Your Name
If shares of our Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our Common Stock electronically at the Special Meeting unless you follow the procedures required by your broker, bank or other nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What is a quorum?
A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a stockholder meeting and conduct business under our amended and restated bylaws (the “Bylaws”), and Delaware law. The presence at the Special Meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding Common Stock as of [ ], 2026 constitutes a quorum at the meeting, permitting us to conduct our business. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. Faheem Hasnain (our President, Chief Executive Officer and Chairman) and Christian Waage (our Executive Vice President, General Counsel) have been designated as proxy holders by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described in this proxy statement. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described below.

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1
Approval of the Nasdaq 5635(d) Proposal	Affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
PROPOSAL NO. 2
Approval of the Restated Plan Proposal	Affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
PROPOSAL NO. 3
Approval of the Authorized Share Increase Proposal	Affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal. Because Proposal No. 3 is considered a routine matter on which a broker or other nominee has discretionary authority to vote, no broker non-votes will likely result from this proposal.
PROPOSAL NO. 4
Approval of the Reverse Stock Split Proposal	Affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal. Because Proposal No. 4 is considered a routine matter on which a broker or other nominee has discretionary authority to vote, no broker non-votes will likely result from this proposal.
PROPOSAL NO. 5
Approval of the Adjournment Proposal	Affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Voting results will be tabulated and certified by the inspector of election appointed for the Special Meeting.
How do I vote?
With respect to each of the proposals, you may vote “For,” “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote by proxy prior to the Special meeting to ensure that your vote is counted.
•Via the Internet: You may vote at www.proxypush.com/GOSS 24 hours a day, seven days a week. Votes submitted via the Internet must be received by [ ], Pacific Time, on [    ], 2026. Have your proxy card available when you call and use the Control Number shown on your proxy card.
•By Telephone: You may vote using a touch-tone telephone by calling (866)-230-8457, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by [ ], Pacific Time, on [    ], 2026.
•By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

•At the Virtual Special Meeting: You may vote during the virtual Special Meeting through www.proxydocs.com/GOSS. To be admitted to the Special Meeting and vote your shares, you must register to attend the Special Meeting at www.proxydocs.com/GOSS by the Registration Deadline at [ ] Pacific Time on [    ], 2026, and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.
Street Name Holders (Beneficial Owners): Shares Registered in the Name of a Broker, Bank, or Other Nominee
If you are a street name holder, you should have received voting instructions from your broker, bank or other nominee rather than directly from us. Please check with your bank, broker, or other nominee and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.
•By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other nominee to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other nominee. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other nominee does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other nominee.
•At the Virtual Special Meeting: To vote online during the virtual Special Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the Special Meeting at www.proxydocs.com/GOSS by the Registration Deadline and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.
VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE SPECIAL MEETING IF YOU WISH TO DO SO.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:
•Entering a new vote by Internet or by telephone;
•Completing and returning a later-dated proxy card;
•Notifying our corporate secretary, Christian Waage, at 3115 Merryfield Row, Suite 120, San Diego, California 92121 in writing before the Special Meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual Special Meeting; or
•Attending and voting electronically at the virtual Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
How are proxies solicited for the Special Meeting?
We will bear the total expense of the solicitation, which will include amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation materials. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks and other nominees holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee may have discretion to vote your shares on Proposal No. 3 (Authorized Share Increase Proposal) and Proposal No. 4 (Reverse Stock Split Proposal), which are the only “routine” matters being considered at the Special Meeting. Absent direction from you, your broker, bank or other nominee will not have discretion to vote on Proposal No. 1 (Nasdaq 5635(d)

Proposal), Proposal No. 2 (Restated Plan Proposal) and Proposal No. 5 (Adjournment Proposal), which are considered “non-routine” matters. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on any non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non-votes will be counted in determining whether a quorum exists at the Special Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Special Meeting is explained above under “—How many votes are needed for approval of each proposal?”
Who will count the votes obtained at the Special Meeting?
Voting results will be tabulated and certified by the inspector of election appointed for the Special Meeting.
Where can I find the voting results of the Special Meeting?
We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
BACKGROUND OF THE SPECIAL MEETING
Exchange Offer
The Special Meeting is being held to consider various proposals arising out of the Exchange Offer of the Existing Convertible Notes for a combination of (i) up to $72.0 million in aggregate principal amount of New Convertible Notes, (ii) up to 317,647,058 New Shares or, in lieu of issuing shares of Common Stock to the extent such shares would cause any Eligible Holder to beneficially own greater than 9.99% of the outstanding Common Stock, Prefunded Warrants, and (iii) with respect to Eligible Holders who validly tender (and do not validly withdraw) their Existing Convertible Notes and validly deliver their related Consents at or prior to the Early Tender Date, up to 150,000,000 Purchase Warrants. The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Convertible Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet. The Exchange Offer itself is not subject to stockholder approval.
The Offered Securities are being offered, in accordance with Section 4(a)(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), only to holders of Existing Convertible Notes (the “Eligible Holders”) that represent in the eligibility certification that is available from the Information Agent (as defined below) that they are “qualified institutional buyers” as defined in Rule 144A under the Securities Act.
We have engaged D.F. King & Co., Inc. to act as the exchange agent (in such capacity, the “Exchange Agent”), and the information agent (in such capacity, the “Information Agent”) for the Exchange Offer.
The Existing Convertible Notes were issued pursuant to an indenture, dated as of May 21, 2020, and a first supplemental indenture, dated as of May 21, 2020 (together, the “Existing Convertible Notes Indenture”), each between the Company, as issuer, and Wilmington Trust, National Association, as the trustee. In conjunction with the Exchange Offer, the Company is also soliciting (the “Consent Solicitation”) consents (the “Consents”) from holders of the Existing Convertible Notes to certain proposed amendments to the Existing Convertible Notes Indenture, to eliminate substantially all of the restrictive covenants, certain of the default provisions and certain other provisions contained in the Existing Convertible Notes Indenture.
In connection with the Exchange Offer, on May 18, 2026, the Company entered into a transaction support agreement with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes (the “Supporting Noteholders”) who hold approximately 75.2% of the aggregate principal amount of the Existing Convertible Notes (the “Transaction Support Agreement”), pursuant to which the Supporting Noteholders have individually agreed, among other things, to support the Exchange Offer, including by tendering all of their Existing Convertible Notes in the Exchange Offer prior to the Early Tender Date.
The Exchange Offer commenced on May 18, 2026 and is expected to expire on June 16, 2026, unless extended or earlier terminated subject to the terms of the Transaction Support Agreement, with final settlement occurring promptly thereafter (the “Closing Date”). If all the conditions to the Exchange Offer are otherwise satisfied or waived, the Company will, subject to the terms of the Exchange Offer and the Transaction Support Agreement, early settle the Exchange Offer with the holders of Existing Convertible Notes that have validly tendered (and not validly withdrawn) their Existing Convertible Notes prior to June 1, 2026, which would result in the exchange of such Existing Convertible Notes occurring as early as June 3, 2026. The Company’s obligation to accept the Existing Convertible Notes for exchange is subject to the satisfaction of certain conditions, including that holders of the Existing Convertible Notes (the “Existing Noteholders”) validly tender and exchange a minimum of 98% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer (the ”Minimum Participation Condition”) and agree to vote their New Shares as described below, unless such conditions have been waived in accordance with the terms of the Exchange Offer and the Transaction Support Agreement. Existing Noteholders will agree to vote their New Shares by validly tendering and exchanging their Existing Notes in accordance with the Exchange Offer; Supporting Noteholders additionally entered into voting agreements where they agreed to vote their New Shares as further described below. See the section of this proxy statement entitled “Proposal No. 1: Nasdaq 5635(d) Issuance of Additional Shares” for additional information concerning the Exchange Offer and the New Convertible Notes.
Restated Plan
Also, in connection with the Exchange Offer, we are holding the Special Meeting for our stockholders to consider a proposal to approve the Restated Plan, which was approved by the Board on May 15, 2026, to increase the number of shares of Common Stock authorized for issuance thereunder. The Restated Plan was effective on May 18, 2026, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting. See the section of this proxy statement entitled “Proposal No. 2: Amendment and Restatement of the 2019 Incentive Award Plan” for additional information concerning the Restated Plan.
Dilution
The Exchange Offer is expected to result in substantial dilution to existing holders of Common Stock. Based on the number of shares of Common Stock outstanding as of March 31, 2026 and assuming (i) the Existing Noteholders validly tender prior to the Early Tender Date and exchange 100% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer and (ii) no Prefunded Warrants are issued, immediately following the Closing Date, the Existing Noteholders will own in the aggregate 317,647,058 shares, or approximately 57.5%, of the issued and outstanding Common Stock and will receive in the aggregate $72.0 million in principal amount of New Convertible Notes. Existing holders of Common Stock will be subject to further dilution in the event the New Convertible Notes convert into shares of Common Stock. Based on the number of shares of Common Stock outstanding as of March 31, 2026 and assuming (i) the Existing Noteholders validly tender prior to the Early Tender Date and exchange 100% of the aggregate outstanding principal amount of the Existing Convertible Notes in the Exchange Offer, (ii) no Prefunded Warrants are issued and (iii) the Existing Noteholders convert 100% of the New Convertible Notes into shares of Common Stock at the floor conversion price in the New Convertible Notes, immediately following the Closing Date and upon such conversion, the Existing Noteholders will own in the aggregate 868,235,293 shares, or approximately 78.7%, of the issued and outstanding Common Stock, inclusive of the maximum number of make-whole shares issuable. The foregoing dilution is prior to giving effect to shares of Common Stock (i) available for issuance, or that may become available for issuance, under the Company’s equity plans; (ii) issuable under outstanding awards granted under the Company’s equity plans; and (iii) reserved for issuance under outstanding warrants, including the Purchase Warrants.
The following table sets forth the Company’s issued and outstanding shares of Common Stock and shares of Common Stock reserved for future issuance as of March 31, 2026 and on a pro forma basis assuming (i) 100% participation in the Exchange Offer and (ii) approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), Proposal No. 2 (Restated Plan Proposal) and Proposal No. 3 (Authorized Share Increase Proposal):

	As of March 31, 2026	March 31, 2026 (Pro Forma)
Common Stock authorized	700,000,000	4,000,000,000
Common Stock—issued and outstanding(1)	234,696,282	552,343,340
Common Stock reserved for future issuance:
Equity incentive compensation awards granted and outstanding(2)	66,967,972	66,967,972
Shares available for issuance under the 2019 Incentive Award Plan(3)	4,619,694	81,550,825
Shares available for issuance under the 2023 Employment Inducement Incentive Award Plan(4)	1,751,033	—
Shares available for issuance under the 2019 Employee Stock Purchase Plan(5)	7,250,975	7,250,975
Shares reserved for potential issuance under the Existing Convertible Notes	12,321,900	—
Shares reserved for potential issuance under the New Convertible Notes(6)	—	550,588,235
Shares reserved for potential issuance under existing warrants	30,675,537	30,675,537
Shares reserved for potential issuance under the Purchase Warrants	—	150,000,000
Total Common Stock reserved for future issuance	123,587,111	887,033,544
Common Stock—authorized and unissued	465,303,718	3,447,656,660

(1) On a pro-forma basis as of March 31, 2026, Common Stock issued and outstanding includes 317,647,058 shares issued to the holders of Existing Convertible Notes in the Exchange Offer and assumes that all Equity Securities are issued as shares of Common Stock.
(2) As of March 31, 2026, includes: 58,816,985 shares issuable under stock options outstanding; 4,034,571 shares issuable under unvested restricted stock units (“RSUs”) outstanding; and 4,116,416 shares issuable under unvested performance stock units (“PSUs”) outstanding, in each case under our 2017 Equity Incentive Plan, as amended (the “2017 Plan”), our 2019 Incentive Award Plan, as amended (as in effect prior to the adoption of the Restated Plan, the “Existing Plan” or “2019 Plan”), and our 2023 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”). The 2017 Plan, the Existing Plan, the Restated Plan (once effective), and the Inducement Plan are referred to as the “Company Equity Plans.” On a pro-forma basis as of March 31, 2026 includes: 58,816,985 shares issuable under stock options outstanding; 4,034,571 shares issuable under unvested RSUs outstanding; and 4,116,416 shares issuable under unvested PSUs outstanding, in each case under the Company Equity Plans.
(3) As of March 31, 2026, reflects shares available for issuance under the Existing Plan. On a pro forma basis as of March 31, 2026 reflects shares available for issuance under the Restated Plan. Does not include future increases to the share reserve under the evergreen provisions of the Existing Plan or the Restated Plan, as applicable.
(4) As of March 31, 2026, reflects shares available for issuance under the Inducement Plan. The Board determined to cease granting awards under the Inducement Plan upon commencement of the Exchange Offer. As a result, there will be no shares available for future issuance under the Inducement Plan on a pro forma basis as of March 31, 2026.
(5) Does not include future increases to the share reserve under the Employee Stock Purchase Plan pursuant to the evergreen provisions thereof.
(6) Upon conversion of the New Convertible Notes and assuming approval of the Nasdaq 5635(d) Proposal and the Authorized Share Increase Proposal, we will deliver up to a maximum of approximately 550,588,235 shares of our Common Stock, inclusive of the maximum number of make-whole shares issuable.
The issuance of Equity Securities and the potential issuance of shares of Common Stock upon conversion of the New Convertible Notes, or make-whole payments in the form of Common Stock will increase the number of shares of Common Stock outstanding and existing holders of our Common Stock will incur significant dilution in their percentage interest. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock. Such dilution could, among other things, limit the ability of existing holders of our Common Stock to influence management of the Company, including through the election of directors, and to influence significant corporate decisions requiring stockholder approval. In addition, there will be a dilutive effect on both earnings per share of our Common Stock and the book value per share of our Common Stock following the closing of the Exchange Offer. In addition, existing holders of our Common Stock will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding capital stock.
Reverse Stock Split
In addition, we are holding the Special Meeting for our stockholders to consider a reverse stock split proposal to provide the Board with the authority and flexibility to effect a reverse stock split at a later date, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. We believe it is beneficial to provide the Board with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. See the section of this proxy statement entitled “Proposal No. 4: Reverse Stock Split” for additional information.
Voting Agreements
Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. In addition, each other Existing Convertible Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement.

PROPOSAL NO. 1:
NASDAQ 5635(d) ISSUANCE OF ADDITIONAL SHARES
Description of Proposal
We are asking stockholders to approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon (i) conversion of up to $72.0 million in aggregate principal amount of the New Convertible Notes and make-whole payments in the form of Common Stock, and (ii) exercise of up to 150,000,000 Purchase Warrants, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer.
Conditions to Approval of Proposal
Approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) is conditioned upon approval of Proposal No. 3 (Authorized Share Increase Proposal). If Proposal No. 3 (Authorized Share Increase Proposal) is not approved, this Proposal No. 1 (Nasdaq 5635(d) Proposal) will also not be approved.
Background and Purpose of Proposal
Stockholder Approval Requirement Under Nasdaq Listing Rule 5635(d)
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction. Because the conversion of the New Convertible Notes into shares of Common Stock, or make-whole payments in the form of Common Stock, and the exercise of the Purchase Warrants, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuance pursuant to Nasdaq Listing Rule 5635(d).
New Convertible Notes Indenture
The New Convertible Notes will be issued pursuant to an indenture and security agreement (the “New Convertible Notes Indenture”), between us, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent. The New Convertible Notes will be unconditionally guaranteed on a senior first-priority secured basis by the Company’s current and future wholly-owned domestic subsidiaries, subject to certain customary exceptions. Interest on the New Convertible Notes will be paid semi-annually at a rate of 7.50% per annum. The New Convertible Notes will mature on July 1, 2030, unless earlier converted or repurchased.
Under the terms of the New Convertible Notes Indenture, following the later of (i) the date the conversion rate of the New Convertible Notes has been determined and (ii) the earlier of (a) the date of the first special meeting at which we seek stockholder approval of the proposals described herein, whether or not such approvals are obtained and (b) the date that is 61 calendar days following the Initial Settlement Date (such later date, the “Initial Conversion Date”), holders may surrender their notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date. The New Convertible Notes will not be convertible at the option of holders prior to the Initial Conversion Date.
The “Early Settlement Date” is the date that is the second business day following the Early Tender Date, which is currently expected to occur as early as June 3, 2026. Whether or not the Early Settlement Date occurs, if, at or prior to the 5:00 p.m., New York City time, on June 16, 2026 (such time and date, as the same may be extended, the “Expiration Deadline”), all Conditions to the Exchange Offer and Consent Solicitation have been or are concurrently satisfied or waived by the Company and the Supporting Noteholders representing a majority of the Existing Convertible Notes held by Supporting Noteholders, as applicable, including satisfaction or waiver of the Minimum Participation Condition, the Company will accept for exchange all Existing Convertible Notes validly tendered in the Exchange Offer at or prior to the Expiration Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date is currently expected to occur on June 18, 2026, the second business day following the Expiration Deadline, unless extended. The “Initial Settlement Date” is the date of initial issuance of Offered Securities in the Exchange Offer (whether such date is the Early Settlement Date or the Final Settlement Date).

Upon conversion of the New Convertible Notes and assuming approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will deliver shares of Common Stock, based on an initial conversion rate determined based on a 10% premium to a reference price calculated as the volume-weighted average price for a 7 trading day period beginning on the trading day immediately after the Final Settlement Date, up to a maximum number of shares (the “share cap”) equal to approximately 550,588,235 shares, inclusive of the maximum number of make-whole shares issuable, settled in the form of shares of our Common Stock, cash or a combination of shares of our Common Stock and cash, at our election.
The number of shares issuable upon conversion of the New Convertible Notes may be increased under certain conditions. Conversions of the New Convertible Notes will result in payment in shares of Common Stock of a sum equal to the remaining scheduled payments of stated interest that would have been made on such notes to be converted had such notes remained outstanding from the conversion date to, and including the maturity date of the New Convertible Notes, subject to the share cap described above.
In the New Convertible Notes Indenture, we will agree to convene a special meeting of stockholders to solicit approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal), and the other proposals set forth in this proxy statement. Pursuant to the terms of the New Convertible Notes, prior to obtaining stockholder approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will only be permitted to satisfy our obligations under the New Convertible Notes upon conversion, including payment of make-whole amounts, in the form of cash settlement of such obligations.
The Purchase Warrants
The Company will issue the Purchase Warrants under a warrant agreement (the “Warrant Agreement”), to be dated the Initial Settlement Date, between us and Computershare, Inc. (in such capacity, the “Warrant Agent”). Under the terms of the Warrant Agreement, the Company will issue up to 150,000,000 purchase warrants (the “Purchase Warrants”). Unless and until the Company obtains the approval contemplated by this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), no shares of Common Stock will be issuable under the Purchase Warrants.
The initial exercise price (the “Exercise Price”) per whole share of our Common Stock purchasable upon exercise of the Purchase Warrants will be equal to the greater of (i) $0.34, and (ii) 125% of volume-weighted average price for a 7 trading day period. The Exercise Price is subject to adjustments.
The Purchase Warrants will be exercisable at any time from December 3, 2026 until June 3, 2031 (such period, the “Exercise Period”). The Purchase Warrants will be exercisable, at the option of each holder, during the Exercise Period. Pursuant to the terms of the Purchase Warrants, prior to obtaining stockholder approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will only be permitted to satisfy our obligations under the Purchase Warrants upon exercise, in the form of cash settlement of such obligations.
Effect of Proposal
Approval of Proposal
Subject to approval of Proposal No. 3 (Authorized Share Increase Proposal), if stockholders approve this Proposal No. 1 (Nasdaq 5635(d) Proposal), we will be permitted to elect to settle (i) all of the conversions of the New Convertible Notes in whole or in part in shares of Common Stock, subject to the terms and conditions of the New Convertible Notes Indenture, and (ii) all exercises of the Purchase Warrants with shares of our Common Stock. Additionally, subject to the availability of authorized shares of Common Stock and the terms and conditions of the New Convertible Notes Indenture, we will be permitted to settle any portion of the make-whole premium due upon conversion, in shares of Common Stock in accordance with the New Convertible Notes Indenture. Approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) will result in additional potential dilution to our existing holders of Common Stock as discussed in the section of this proxy statement entitled “Background of the Special Meeting—Dilution.”
Failure to Approve Proposal
If stockholders do not approve this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), then we will be required to satisfy our obligations under (i) the New Convertible Notes upon conversion, including payment of make-whole amounts , and (ii) the Purchase Warrants, in each case, in the form of cash settlement of such obligations. We could also be required to pay substantially more amounts under the New Convertible Notes and Purchase Warrants in the form of cash than if we were permitted to issue Common Stock upon conversion or exercise of the New Convertible Notes or Purchase Warrants, as applicable. If we are required to pay cash upon conversion of the New Convertible Notes, or upon exercise of the Purchase Warrants, it would reduce our available cash flow and limit our cash flow available for operations, expose us to risks that could adversely affect our business, financial condition and results of operations, and potentially impair our ability to satisfy our obligations under our indebtedness. There can be no assurance that we will have sufficient cash to settle such obligations and support our operations. If we do not have sufficient funds to repay our obligations when it becomes due we may be required to significantly reduce, reorganize, discontinue or shut down our operations. Any such failure could also cause us to become insolvent or enter bankruptcy proceedings. Absent approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will be left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New Convertible Notes and Purchase Warrants, which could have a material adverse effect on our financial condition.
Board Recommendation
In reaching its determination to approve this Proposal No. 1 (Nasdaq 5635(d) Proposal), the Board, with advice from our management and financial and legal advisers, considered a number of factors, including:
•That it is in our best interest, and that of our stockholders, that we will have the flexibility to issue Common Stock in accordance with the New Convertible Notes Indenture governing the New Convertible Notes;
•That it is in our best interest, and that of our stockholders, that we will have the ability to issue shares of our Common Stock upon exercise of the Purchase Warrants;
•That Proposal No. 1 (Nasdaq 5635(d) Proposal) will provide us with additional options to convert the New Convertible Notes pursuant to the terms of, and subject to the conditions described in, the New Convertible Notes Indenture; and
•Our current financial condition, cash flow and liquidity, including our outstanding debt obligations.
After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the potential issuance of more than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer upon (i) conversion of up to $72.0 million in aggregate principal amount of the New Convertible Notes or make-whole payments in the form of Common Stock and (ii) exercise of up to 150,000,000 Purchase Warrants, is in our best interest, and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal).
Vote Required; Recommendation of the Board of Directors
This Proposal No. 1 (Nasdaq 5635(d) Proposal) requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 1 (Nasdaq 5635(d) Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NASDAQ 5635(D) PROPOSAL.

PROPOSAL NO. 2:
AMENDMENT AND RESTATEMENT OF THE 2019 INCENTIVE AWARD PLAN
Introduction
Our stockholders are being asked to approve an amendment and restatement of our 2019 Incentive Award Plan (the “Existing Plan”or “2019 Plan”). The amended and restated 2019 Incentive Award Plan is referred to herein as the “Restated Plan.” The Board approved the Restated Plan on May 15, 2026 and became effective on May 18, 2026, subject to the occurrence of the Closing Date and certain stockholder approvals at the Special Meeting.
As a result of the substantial dilution that will occur as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Convertible Notes, if we do not increase the shares available for future issuance under the Existing Plan (as in effect prior to the adoption of the Restated Plan), we will have a limited number of shares available for future grants thereunder as a percentage of the number of shares of our Common Stock outstanding and would not have a sufficient number of shares authorized under the Existing Plan to make necessary equity awards in the future. In addition, the outstanding equity awards held by our employees, directors and independent contractors will also be substantially diluted by the Exchange Offer, resulting in an equity incentive program that, without additional awards, does not represent a market competitive compensation program for long-term incentives and is insufficient to retain key personnel. Absent approval of this Proposal No. 2 (Restated Plan Proposal), we will lose an important compensation tool aligned with stockholder interests to attract, motivate, and retain highly qualified talent. We have long had an ownership culture in which our key employees and directors are granted equity-based awards to align their interests with those of stockholders. The Restated Plan will permit the Company to continue to use equity-based awards, including awards of performance-based awards, as an integral part of its compensation program.
Conditions to Approval of Proposal
Approval of this Proposal No. 2 (Restated Plan Proposal) is conditioned upon approval of Proposal No. 3 (Authorized Share Increase Proposal). If Proposal No. 3 (Authorized Share Increase Proposal) is not approved, this Proposal No. 2 will also not be approved.
Overview of Proposed Amendments
Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of March 31, 2026, the aggregate number of shares of Common Stock subject to awards under the Existing Plan was 60,173,197 shares and a total of 4,619,694 shares of Common Stock remained available under the Existing Plan for future issuance. In addition, the Existing Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Existing Plan on January 1 of each year during the existing ten year term of the Existing Plan. The annual increase in the number of shares under the Existing Plan is equal to the lesser of:
•5% of the aggregate number of shares of our Common Stock outstanding on the last day of the immediately preceding calendar year; and
•An amount determined by the Board.
The automatic increases pursuant to the evergreen provision of the Existing Plan to date since the original effectiveness of the Existing Plan are included in the total number of shares reserved for issuance under the Existing Plan as of March 31, 2026 set forth above.
Pursuant to the Restated Plan, subject to the share counting provisions described below and the adjustment provisions under the Restated Plan in the event of certain corporate transactions, the number of shares that may be issued under the Restated Plan will be equal to the sum of the following:
•The number of shares of Common Stock reserved for issuance under the Existing Plan (which, as of March 31, 2026, was 69,238,008 shares); plus
•On the date following the Closing Date, an increase equal to a number of shares of Common Stock representing 10% (rounded up to the nearest whole share) of the Post-Transaction Fully-Diluted Shares Outstanding (as defined below) (which increase in the number of shares reserved for issuance under the Restated Plan is estimated to be approximately 77 million shares of Common Stock, assuming 100% participation in the Exchange Offer, as illustrated below); plus
•An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 5% of the Evergreen Fully-Diluted Shares Outstanding (as defined below) on such date (rounded up to the nearest whole share) or (B) such number of shares of Common Stock determined by the plan administrator; plus

•Any outstanding awards under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”) as of the effective date of the Restated Plan that become available after such date in accordance with the share counting provisions of the Restated Plan.
Under the Restated Plan, the term “Post-Transaction Fully-Diluted Shares Outstanding” means, as of the date following the Closing Date, the sum of:
•The number of shares of Common Stock outstanding on such date (calculated on an as-converted basis after giving effect to the closing of the Exchange Offer, which includes the shares of Common Stock reserved for potential issuance under the Prefunded Warrants and the Purchase Warrants and any shares of Common Stock issued in the Exchange Offer but excluding the shares of Common Stock issuable in the future (but not yet issued) under the New Convertible Notes following such date); plus
•The number of shares of Common Stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans (including the Restated Plan, the 2017 Plan and the Inducement Plan) on such date.
Under the Restated Plan, the term “Evergreen Fully-Diluted Shares Outstanding” means, as of any date, the sum of:
•The number of shares of Common Stock outstanding on such date; plus
•The shares of Common Stock that remain issuable under the Prefunded Warrants and the Purchase Warrants as of such date.
The Restated Plan became effective on May 18, 2026, subject to the occurrence of the Closing Date and certain stockholder approvals at the Annual Meeting. We may, prior to the date of the Special Meeting, grant equity awards under the Restated Plan; these awards are within the discretion of the plan administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan. To the extent such awards are granted out of the share reserve increase pursuant to the Restated Plan, they will be subject to the occurrence of the Closing Date and stockholder approval of the Restated Plan. To the extent such awards are not granted out of the share reserve increase pursuant to the Restated Plan, and the Restated Plan terminates due to the Closing Date not occurring or the failure of the stockholders to approve the Restated Plan, such awards will remain outstanding under the Existing Plan and will reduce the shares available for issuance thereunder.
In the event the Closing Date does not occur, the Restated Plan will cease to be effective and any awards granted following the effective date of the Restated Plan out of the share reserve increase pursuant to the Restated Plan over the existing share reserve under the Existing Plan will be forfeited. In the event stockholder approval of the Restated Plan does not occur, but the Closing Date does occur, the Restated Plan will cease to be effective and any awards granted following the effective date of the Restated Plan out of the share reserve increase pursuant to the Restated Plan over the existing share reserve under the Existing Plan will be forfeited. If the Restated Plan is not approved by stockholders and/or the Closing Date does not occur, the Existing Plan will continue in full force and effect as in effect prior to the effective date of the Restated Plan, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Increase in Incentive Stock Option Limit. The number of shares of stock that may be issued or transferred pursuant to incentive stock options (“ISOs”) under the Restated Plan may not exceed an aggregate of 2,000,000,000 shares.
Extension of Term. The term of the Restated Plan will also be extended so that the Restated Plan will terminate in May 2036.
The Restated Plan is not being amended in any material respect other than to reflect the changes described above.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under heading “Adjustments.”
The following table sets forth the Company’s Post-Transaction Fully-Diluted Shares Outstanding for purposes of the Restated Plan as of March 31, 2026 and on a pro forma basis assuming (i) the occurrence of the Closing Date and 100% participation in the Exchange Offer and (ii) approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), this Proposal No. 2 (Restated Plan Proposal) and Proposal No. 3 (Authorized Share Increase Proposal):

	As of March 31, 2026	March 31, 2026 (Pro Forma)
Common Stock—issued and outstanding(1)	234,696,282	552,343,340
Common Stock reserved for future issuance:
Equity incentive compensation awards granted and outstanding(2)	66,967,972	66,967,972
Shares reserved for potential issuance under the Purchase Warrants	—	150,000,000
Post-Transaction Fully-Diluted Shares	301,664,254	769,311,312

(1)On a pro-forma basis as of March 31, 2026, Common Stock issued and outstanding includes 317,647,058 shares issued to the holders of Existing Convertible Notes in the Exchange Offer and assumes that all Equity Securities are issued as shares of Common Stock.
(2)As of March 31, 2026, includes: 58,816,985 shares issuable under stock options outstanding; 4,034,571 shares issuable under unvested RSUs outstanding; and 4,116,416 shares issuable under unvested PSUs outstanding in each case under the Company Equity Plans. On a pro-forma basis as of March 31, 2026 includes: 58,816,985 shares issuable under stock options outstanding; 4,034,571 shares issuable under unvested RSUs outstanding; and 4,116,416 shares issuable under unvested PSUs outstanding under the Company Equity Plans.
In determining whether to approve the Restated Plan, including the requested increase to the share reserve under the Restated Plan over the share reserve under the Existing Plan, the Board considered the following:
•The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees in an extremely competitive labor market and industry who help our Company meet its goals. As of March 31, 2026, we had an aggregate of 52,022,210 options outstanding under the Existing Plan (with a weighted average exercise price of $0.55 and a weighted average remaining term of 6.6 years), an aggregate of 4,034,571 RSUs outstanding and an aggregate of 4,116,416 PSUs outstanding. The closing price of our Common Stock on March 31, 2026 was $0.329 per share.
•As of the date of the Special Meeting, the Restated Plan will be the only equity plan under which we may grant future equity awards (other than our Employee Stock Purchase Plan). The Board determined to cease granting awards under the existing Inducement Plan as of the effective date of the Restated Plan.
•In determining the size of the share reserve under the Restated Plan, the Board considered the number of equity awards granted by our Company during the past three calendar years. In calendar years 2023, 2024, and 2025, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average number of shares outstanding during the applicable year) under the Company Equity Plans were 10.3%, 5.3%, and 7.8%, respectively.
•Our use of the share reserve under the Restated Plan is dependent on the price of our shares and hiring activity during the next few years and forfeitures of outstanding awards. Furthermore, future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, or the expected life span of the share reserve under the Restated Plan.
•In calendar years 2023, 2024, and 2025, the end of year overhang rate for the Company Equity Plans (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 14.7%, 20.0%, and 28.9%, respectively.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
Stockholder Approval Requirement
Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, and (2) grant ISOs thereunder. Specifically, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code (the “Code”) relating to ISOs.
Summary of the Restated Plan
The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Annex A to this proxy statement.
Purpose
The purpose of the Restated Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company by providing these individuals with equity ownership opportunities.
Securities Subject to the Restated Plan
Subject to the share counting provisions described below and the adjustment provisions under the Restated Plan in the event of certain corporate transactions, the number of shares that may be issued under the Restated Plan will be equal to the sum of the following:

•The number of shares of Common Stock reserved for issuance under the Existing Plan (which, as of March 31, 2026, was 69,238,008 shares); plus
•On the date following the Closing Date, a number of shares of Common Stock representing 10% (rounded up to the nearest whole share) of the Post-Transaction Fully-Diluted Shares Outstanding (which increase in the number of shares reserved for issuance under the Restated Plan is estimated to be approximately 77 million shares of Common Stock, assuming 100% participation in the Exchange Offer, as illustrated above); plus
•An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 5% of the Evergreen Fully-Diluted Shares Outstanding on such date (rounded up to the nearest whole share) or (B) such number of shares of Common Stock determined by the plan administrator; plus
•Any outstanding awards under the 2017 Plan as of the effective date of the Restated Plan that become available after such date in accordance with the share counting provisions of the Restated Plan.
For the avoidance of doubt, the shares to be authorized for issuance under the Restated Plan as described above include shares subject to awards granted under the Existing Plan that remain outstanding or that were settled in prior years and is not a reflection of availability for new, future awards following the effective date of the Restated Plan.
The shares issuable under the Restated Plan may be authorized, but unissued shares, shares purchased on the open market or treasury shares.
There will be no limit on the number of shares that may become available for issuance under the Restated Plan pursuant to the foregoing evergreen provisions. The number of shares of stock that may be issued or transferred pursuant to ISOs under the Restated Plan may not exceed an aggregate of 2,000,000,000 shares. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
If an award under the Restated Plan or the 2017 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any shares subject to such award will, as applicable, become or again be available for new grants under the Restated Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the Restated Plan or the 2017 Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Restated Plan or the 2017 Plan being exercised or purchased and/or creating the tax obligation) will become or again be available for award grants under the Restated Plan. Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Restated Plan.
We have not, to date, granted any awards out of the share reserve increase under the Restated Plan above the existing share reserve under the 2019 Plan as in effect immediately prior to the adoption of the Restated Plan. We may, prior to the date of the Special Meeting, grant equity awards under the Restated Plan; these awards are within the discretion of the administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan. To the extent such awards are granted out of the share reserve increase pursuant to the Restated Plan, they will be subject to the occurrence of the Closing Date and stockholder approval of the Restated Plan. To the extent such awards are not granted out of the share reserve increase pursuant to the Restated Plan, and the Restated Plan terminates due to the Closing Date not occurring or the failure of the stockholders to approve the Restated Plan, such awards will remain outstanding under the Existing Plan and will reduce the shares available for issuance thereunder.
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the Restated Plan. As of March 31, 2026 there were approximately 6 non-employee directors, 87 employees and 4 consultants who were eligible for awards under the Existing Plan and who would have been eligible for awards under the Restated Plan had it been in effect on such date. The Restated Plan is generally administered by the Board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the Restated Plan, Section 16 of the Securities Exchange Act of 1934, as amended (the (“Exchange Act”) and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Restated Plan, including any vesting and vesting acceleration conditions.

Awards
The Restated Plan provides for the grant of stock options, including ISOs, and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, RSUs, stock appreciation rights (“SARs”) and other stock or cash-based awards. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•Stock Options. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any.
•SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.
•Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our Common Stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
•Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Common Stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.
Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include, without limitation: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures;
expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios

(including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
Provisions of the Restated Plan Relating to Director Compensation
The Restated Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Restated Plan’s limitations. The Board may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $750,000, increased to $1,000,000, in the fiscal year of a non-employee director’s initial service as a non-employee director, which limit shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
With respect to foreign participants, the plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Restated Plan and exercise price obligations arising in connection with the exercise of stock options under the Restated Plan, the plan administrator may, in its discretion, accept cash, wire transfer, or check, shares of our Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable or any combination of the foregoing.
Adjustments
In connection with any non-reciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large nonrecurring cash dividend, that affects the shares of Common Stock (or our other securities) or the share price of Common Stock (or our other securities and causes a change in the per share value of the Common Stock underlying outstanding awards (such transaction, an “Equity Restructuring”), the administrator will equitably adjust each outstanding award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding award and/or award’s exercise price or grant, granting new awards, and/or making a cash payment to participants.
Certain Transactions
In connection with certain transactions and events affecting our Common Stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Restated Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available (including adjustments to the number of shares that may be issued upon exercise of ISOs under the Restated Plan), replacing awards with other rights or property or terminating awards under the Restated Plan. In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of Common Stock under the change in control documents.
For purposes of the Restated Plan, a “change in control” means and includes each of the following: (1) a transaction or series of transactions (other than an offering of our Common Stock to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (x) and (y) of clause (3) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of a successor entity, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity (provided that no person will be treated as beneficially owning 50% or more of the combined voting power of us or the successor entity for purposes of this clause (y) solely as a result of the voting power held in us prior to the consummation of the transaction).
Amendment and Termination of the Restated Plan
The plan administrator may amend or terminate the Restated Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable law. No award may be granted pursuant to the Restated Plan after the tenth anniversary of the date on which the Board adopted the Restated Plan.
Repricing Permitted
The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or SAR to reduce its exercise price per share.
Securities Laws
The Restated Plan is intended to conform with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b 3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

•Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of Common Stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

•Dividend Equivalents, Other Stock or Cash-Based Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents or other stock or cash based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

•Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2013 Plan or the Restated Plan.

New Plan Benefits

Other than with respect to the equity awards that may be granted in the future to our non-employee directors as described below in the section of the proxy statement entitled “Board of Directors Compensation-Director Compensation,” all future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved.

We may, prior to the date of the Special Meeting, grant equity awards under the Restated Plan; these awards are within the discretion of the plan administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan. To the extent such awards are granted out of the share reserve increase pursuant to the Restated Plan, they will be subject to the occurrence of the Closing Date and stockholder approval of the Restated Plan. To the extent such awards are not granted out of the share reserve increase pursuant to the Restated Plan, and the Restated Plan terminates due to the Closing Date not occurring or the failure of the stockholders to approve the Restated Plan, such awards will remain outstanding under the Existing Plan and will reduce the shares available for issuance thereunder.

Plan Benefits under the Existing Plan

As of March 31, 2026, each of our named executive officers and the other groups identified below had been granted the following stock options, RSUs and PSUs under the Existing Plan since its original adoption:

Name and Principal Position	Stock Options Granted	RSUs/PSUs Granted
Faheem Hasnain, Chairman, President and Chief Executive Officer	7,874,500	880,000
Bryan Giraudo, Chief Operating Officer and Financial Officer	3,521,991	388,500
Robert Smith, Chief Commercial Officer	2,634,500	256,250
All Executive Officers as a Group	18,268,568	2,108,231
All Non‑Employee Directors as a Group	2,400,777	-
All Nominees for Election as Directors	-	-
Each Associate of Any Such Directors, Executive Officers, or Nominees	-	-
Each Other Person Who Received or is to Receive Five Percent of All Options, Warrants, or Rights	-	-
All Non‑Executive Employees as a Group	22,741,333	4,744,912

Vote Required; Recommendation of the Board of Directors

Proposal No. 2 (Restated Plan Proposal) requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial.

Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 2 (Restated Plan Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the

Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

Vote Required; Recommendation of the Board of Directors

Proposal No. 2 (Restated Plan Proposal) requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial.
Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 2 (Restated Plan Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RESTATED PLAN PROPOSAL.

PROPOSAL NO. 3:
AUTHORIZED SHARE INCREASE
Description of Proposal

We are asking stockholders to approve an amendment to our Charter to increase the number of authorized shares of our Common Stock from 700,000,000 to 4,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan, in the form attached to this proxy statement as Annex B (the “Share Increase Amendment”). The proposed Share Increase Amendment would amend Article FOURTH of the Charter, as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,070,000,000 shares, consisting of (a) 4,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (b) 70,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
The following discussion is qualified in its entirety by the full text of the Share Increase Amendment, which is incorporated herein by reference.

Conditions to Approval of Proposal

Approval of this Proposal No. 3 (Authorized Share Increase Proposal) is independent and not conditioned upon the approval of any other proposal. However, the approval of each of Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 2 (Restated Plan Proposal) is conditioned upon the approval of this Proposal No. 3 (Authorized Share Increase Proposal). Therefore, if Proposal No. 3 (Authorized Share Increase Proposal) is not approved, Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 2 (Restated Plan Proposal) will also not be approved.

Background and Purpose of Proposal

As of March 31, 2026, we had 234,696,282 shares of Common Stock issued and outstanding and an additional 123,587,111 shares of Common Stock in the aggregate reserved for future issuance under granted and outstanding equity incentive compensation awards, shares available for issuance under the Existing Plan, the Inducement Plan and the Employee Stock Purchase Plan, shares reserved for potential issuance under the Existing Convertible Notes, and shares reserved for potential issuance under outstanding warrants. After giving effect to the issuance of up to 317,647,058 shares of Common Stock in the Exchange Offer, we do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Convertible Notes and Purchase Warrants or under the Restated Plan. See the section of this proxy statement entitled “Background of the Special Meeting—Dilution” for additional information concerning the issued and outstanding shares of Common Stock as of March 31, 2026 and on a pro forma basis after giving effect to the Exchange Offer and potential issuance of shares of Common Stock upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan.

An increase in the number of authorized shares of Common Stock would provide us greater flexibility in considering and planning for current and future corporate needs, including, but not limited to: providing for sufficient shares of Common Stock underlying the New Convertible Notes and Purchase Warrants and Restated Plan, raising additional capital, and other general corporate purposes. We also believe that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that may become available to us without the delay and expense associated with convening an additional special meeting of our stockholders.

Effect of Proposal

Approval of Proposal

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), and assuming approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), we will be permitted (i) to elect to settle all of the conversions of the New Convertible Notes in whole or in part in shares of Common Stock, subject to the terms and conditions of the New Convertible Notes Indenture, and (ii) to settle exercises of the Purchase Warrants with shares of our Common Stock. Additionally, subject to the terms and conditions of the New Convertible Notes Indenture, we will be permitted to settle any portion of the make-whole premium due upon conversion, in shares of Common Stock in accordance with the New Convertible Notes Indenture.

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), and assuming approval of Proposal No. 2 (Restated Plan Proposal), we will have a sufficient number of authorized shares of Common Stock to accommodate the share reserve under the Restated Plan as described above in Proposal No. 2 (Restated Plan Proposal).

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), we will also have greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.

Failure to Approve Proposal

If stockholders do not approve this Proposal No. 3 (Authorized Share Increase Proposal), Proposal No. 1 (Nasdaq 5635(d) Proposal) will fail regardless of the vote of stockholders on such proposal, and we will be required to satisfy our obligations under (i) the New Convertible Notes upon conversion and in payment of make-whole amounts, and (ii) upon exercise of the Purchase Warrants, in the form of cash settlement of such obligations. There can be no assurance that we will have sufficient cash to settle such obligations and support our operations. Absent approval of this Proposal No. 3 (Authorized Share Increase Proposal) and Proposal No. 1 (Nasdaq 5635(d) Proposal) we will be left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New Convertible Notes and Purchase Warrants, which could have a material adverse effect on our financial condition.
If stockholders do not approve this Proposal No. 3 (Authorized Share Increase Proposal), Proposal No. 2 (Restated Plan Proposal) will fail regardless of the vote of stockholders on such proposal, the Restated Plan will cease to be effective. If the Restated Plan is not approved by stockholders and/or the Closing Date does not occur, the Existing Plan will continue in full force and effect as in effect prior to the Restated Plan Effective Date, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Share Increase Amendment would be a part of the existing class of Common Stock and, if issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Holders of shares of Common Stock (solely in their capacity as holders) have no preemptive rights or rights to convert their shares of Common Stock into any other securities. Accordingly, should the Board elect to issue additional shares of Common Stock, existing holders of shares of Common Stock would not have any preferential rights to purchase such shares.
Effect on Existing Stockholders
Future issuances of Common Stock or securities convertible into Common Stock, including in connection with the New Convertible Notes and Purchase Warrants and the Restated Plan, would have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible takeover scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal No. 3 (Authorized Share Increase Proposal) is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any actions that are consistent with its fiduciary duties in the future, including actions related to any attempt to acquire control of the Company. The Share Increase Amendment does not affect the number of shares or rights of preferred stock authorized. See the section of this proxy statement entitled “Background of the Special Meeting—Dilution” for additional information concerning the potential dilution after giving effect to the Exchange Offer and potential issuance of shares upon conversion of the New Convertible Notes and Purchase Warrants and under the Restated Plan.
Board Recommendation

On May 15, 2026, the Board approved the Share Increase Amendment and declared that it was advisable and in the best interests of the Company and our stockholders, and directed that the Share Increase Amendment be submitted to our stockholders for approval and adoption and recommends that our stockholders approve and adopt the Share Increase Amendment.

If approved by our stockholders, the Share Increase Amendment would become effective upon the filing of a certificate of amendment setting forth the Share Increase Amendment with the Delaware Secretary of State, which we expect to file as soon as practicable following the Special Meeting. Although the Board intends to file the Share Increase Amendment as soon as practicable after the Special Meeting if this Proposal No. 3 (Authorized Share Increase Proposal) is approved, the Board may determine in its discretion to abandon the Share Increase Amendment at any time prior to the effectiveness of the Share Increase Amendment.
Vote Required

Proposal No. 3 (Authorized Share Increase Proposal) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 3 (Authorized Share Increase Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

PROPOSAL NO. 4:
REVERSE STOCK SPLIT

Description of Proposal
We are asking stockholders to approve a series of 30 alternate amendments to our Charter to effect (i) a reverse stock split (the “reverse stock split”), of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), if and when the reverse stock split is effected.

Conditions to Approval of Proposal

Approval of this Proposal No. 4 (Reverse Stock Split Proposal) is independent and not conditioned upon the approval of any other proposal.
Background and Purpose of Proposal
On May 15, 2026, Board adopted resolutions:

1.Approving and declaring advisable a series of 30 alternate amendments of our Charter to effect, at the discretion of the Board, a reverse stock split:

a.At one of 15 reverse stock split ratios, 1-for-10, 1-for-20, 1-for-30, 1-for-40, 1-for-50, 1-for-60, 1-for-70, 1-for-80, 1-for-90, 1-for-100, 1-for-110, 1-for-120, 1-for-130, 1-for-140 and 1-for-150, and contemporaneously with such reverse stock split and assuming that Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective, to effect a proportionate reduction in the number of authorized shares of Common Stock from 4,000,000,000 to 400,000,000, 200,000,000, 133,333,334, 100,000,000, 80,000,000, 66,666,667, 57,142,858, 50,000,000, 44,444,445, 40,000,000, 36,363,637, 33,333,334, 30,769,231, 28,571,429, 26,666,667, respectively, and
b.At one of 15 reverse stock split ratios, 1-for-10, 1-for-20, 1-for-30, 1-for-40, 1-for-50, 1-for-60, 1-for-70, 1-for-80, 1-for-90, 1-for-100, 1-for-110, 1-for-120, 1-for-130, 1-for-140 and 1-for-150, and contemporaneously with such reverse stock split and assuming that Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders, to effect a proportionate reduction in the number of authorized shares of Common Stock from 700,000,000 to 70,000,000, 35,000,000, 23,333,334, 17,500,000, 14,000,000, 11,666,667, 10,000,000, 8,750,000, 7,777,778, 7,000,000, 6,363,637, 5,833,334, 5,384,616, 5,000,000 and 4,666,667, respectively (the reverse stock splits and corresponding proportionate reductions in the number of authorized shares as described in clauses (a) and (b) are each referred to as a “Reverse Stock Split Amendment” and are collectively referred to as the “Reverse Stock Split Amendments”),

2.Directing that each of the Reverse Stock Split Amendments be submitted to our stockholders for their approval, and
3.Recommending that our stockholders approve each of the Reverse Stock Split Amendments.
The actual number of authorized shares of Common Stock and the total number of authorized shares the Company is authorized to issue after giving effect to the reverse stock split, if and when effected, will depend on the reverse stock split ratio that the Board ultimately determines to effect and whether Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and has become effective.

The table below shows the reverse stock split ratio and the number of authorized shares of Common Stock (and the total number of authorized shares of capital stock the Company can issue) for each of the 15 alternate amendments, identified as Amendments A-1 through O-1 for the Reverse Stock Split Amendments, if Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.

AMENDMENT	REVERSE STOCK SPLIT RATIO	NUMBER OF TOTAL AUTHORIZED SHARES	NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT (ASSUMING STOCKHOLDER APPROVAL OF PROPOSAL NO. 3 (AUTHORIZED SHARE INCREASE PROPOSAL))
A-1	1-for-10	470,000,000	400,000,000
B-1	1-for-20	270,000,000	200,000,000
C-1	1-for-30	203,333,334	133,333,334
D-1	1-for-40	170,000,000	100,000,000
E-1	1-for-50	150,000,000	80,000,000
F-1	1-for-60	136,666,667	66,666,667
G-1	1-for-70	127,142,858	57,142,858
H-1	1-for-80	120,000,000	50,000,000
I-1	1-for-90	114,444,445	44,444,445
J-1	1-for-100	110,000,000	40,000,000
K-1	1-for-110	106,363,637	36,363,637
L-1	1-for-120	103,333,334	33,333,334
M-1	1-for-130	100,769,231	30,769,231
N-1	1-for-140	98,571,429	28,571,429
O-1	1-for-150	96,666,667	26,666,667

The table below shows the reverse stock split ratio and the number of authorized shares of Common Stock (and the total number of authorized shares of capital stock the Company can issue) for each of the 15 alternate amendments, identified as Amendments A-2 through O-2 for the Reverse Stock Split Amendments, if Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders.

AMENDMENT	REVERSE STOCK SPLIT RATIO	NUMBER OF TOTAL AUTHORIZED SHARES	NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT (ASSUMING STOCKHOLDERS DID NOT APPROVE PROPOSAL NO. 3 (AUTHORIZED SHARE INCREASE PROPOSAL))
A-2	1-for-10	140,000,000	70,000,000
B-2	1-for-20	105,000,000	35,000,000
C-2	1-for-30	93,333,334	23,333,334
D-2	1-for-40	87,500,000	17,500,000
E-2	1-for-50	84,000,000	14,000,000
F-2	1-for-60	81,666,667	11,666,667
G-2	1-for-70	80,000,000	10,000,000
H-2	1-for-80	78,750,000	8,750,000
I-2	1-for-90	77,777,778	7,777,778
J-2	1-for-100	77,000,000	7,000,000
K-2	1-for-110	76,363,637	6,363,637
L-2	1-for-120	75,833,334	5,833,334
M-2	1-for-130	75,384,616	5,384,616
N-2	1-for-140	75,000,000	5,000,000
O-2	1-for-150	74,666,667	4,666,667

Upon receiving stockholder approval of the Reverse Stock Split Amendments, the Board will have the authority, but not the obligation, in its sole discretion, to elect whether to effect a reverse stock split and, if so, to determine the reverse stock split ratio from among the approved proposed Reverse Stock Split Amendments described in the tables above. If the Board determines to effect a reverse stock split, the Company will effect the reverse stock split by filing a certificate of amendment for the selected Reverse Stock Split Amendment in the form attached to this proxy statement as Annex C or Annex D, as applicable.
For convenience of our stockholders, each of the 15 amendments assuming that Proposal No. 3 (Authorized Share Increase Proposal) has been approved by our stockholders and becomes effective (as described in A-1 through O-1 above) has been set forth in Annex C and each of the 15 amendments assuming that Proposal No. 3 (Authorized Share Increase Proposal) has not been approved by our stockholders (as described in A-2 through O-2 above) has been set forth in Annex D, in each case, indicating in brackets the reverse stock split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that the Company would be authorized to issue for each of the alternate Reverse Stock Split Amendments. If the Board elects to effect a reverse stock split, only one Reverse Stock Split Amendment providing for the reverse stock split ratio will be chosen from among the approved proposed Reverse Stock Split Amendments, and a certificate of amendment for the selected Reverse Stock Split Amendment will be filed with the Secretary of State of the State of Delaware and become effective. In such case, the Board will abandon all other Reverse Stock Split Amendments.
We believe it is beneficial to provide the Board with the authority and flexibility to effect a reverse stock split, if and when needed, in the event the Board determines that a reverse stock split is in the best interests of the Company and our stockholders, including in order to maintain the listing of our Common Stock on the Nasdaq Global Select Market or another listing tier of the Nasdaq Stock Market LLC (collectively, “Nasdaq”), or to bring the share price of our Common Stock in line with our peers or for other corporate purposes. In connection with any determination to effect the reverse stock split, the Board will set the timing for such a split and select the Reverse Stock Split Amendment from the Reverse Stock Split Amendments set forth in the tables above.

The Nasdaq Listing Qualifications Department notified us on April 8, 2026 that the bid price of our Common Stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until October 5, 2026, to regain compliance. The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with the Minimum Bid Price Requirement if at any time before October 5, 2026, the bid price of our Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If we fail to regain compliance with the Minimum Bid Price Requirement on or before October 5, 2026, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to transfer our listing to the Nasdaq Capital Market and meet the continued listing requirement for the market value of publicly held shares and all other applicable initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of our intention to cure the deficiency during the additional 180-day compliance period, such as by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will make a determination of whether it believes we will be able to cure this deficiency. If it appears to the Nasdaq staff that we will not be able to cure the deficiency or if we do not meet the other listing standards, then the Nasdaq staff will provide written notice to us that our Common Stock will be subject to delisting. At that time, we may appeal the Nasdaq staff’s delisting determination to a Nasdaq Hearing Panel. There can be no assurance that, if we receive a delisting notice and appeal the delisting determination by the Nasdaq staff to the Nasdaq Hearing Panel, such appeal would be successful. Under the New Convertible Notes, for so long as any Existing Notes remain outstanding, a change to the Nasdaq Capital Market would trigger a fundamental change, which would require that we offer to repurchase the New Convertible Notes for cash.

The determination as to whether the reverse stock split will be effected and, if so, pursuant to which Reverse Stock Split Amendment, will be based upon those market or business factors deemed relevant by the Board at that time, including, but not limited to:

•Our ability to continue the listing of our Common Stock on Nasdaq;

•Existing and expected marketability and liquidity of our Common Stock;

•The historical and then-prevailing trading price and trading volume of our Common Stock;

•Prevailing stock market conditions;

•The anticipated impact of the reverse stock split on the trading market for our Common Stock;

•The anticipated impact of the reverse stock split on our ability to raise financing;

•Business developments affecting the Company; and

•The likely effect on the market price of our Common Stock.

The Board believes that having stockholders approve 15 alternate Reverse Stock Split Amendments and granting the Board the discretion to select the ratio set forth in one Reverse Stock Split Amendment set forth in the tables above depending on whether Proposal No. 3 (Authorized Share Increase Proposal) has been approved by our stockholders and becomes effective, rather than having stockholders approve one specified ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our Common Stock in order to set a ratio that is intended to maintain for the foreseeable future, given market fluctuations, a stock price in excess of $1.00 per share to avoid a Nasdaq delisting of our shares of Common Stock, which could have an adverse effect on our business, liquidity and on the trading of our Common Stock due to, among other things, potential loss of confidence by partners, collaborators, lenders, suppliers, manufacturers and employees, and increased difficulty in raising capital. We also believe that an increased market price of our Common Stock may improve the marketability and liquidity of our Common Stock and encourage interest and trading in shares of our Common Stock, as well as bring the price of our Common Stock to a level commensurate with peer companies. In addition, a low per share price may negatively impact our acceptability to certain institutional investors, professional investors and other market participants.
Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•Market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split;

•The reverse stock split will facilitate our access to the equity capital markets;

•The reverse stock split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;

•The reverse stock split will result in a per share price that will increase our ability to attract, retain and motivate employees and other partners and collaborators; or

•The market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the reverse stock split. Furthermore, even if the market price of our Common Stock does rise following the reverse stock split, we cannot assure you that the market price of our Common Stock immediately after the reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our Common Stock.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our Common Stock does not increase as a result of the reverse stock split.

Effect of Proposal

Approval of Proposal

If approved by our stockholders and implemented by the Board, as of the effective time of the Reverse Stock Split Amendment, each issued and outstanding share of our Common Stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our Common Stock, depending upon the Reverse Stock Split Amendment selected by the Board, which ratio will be among the Reverse Stock Split Amendments set forth in the tables above except as described under the “—Fractional Shares ” section below with respect to fractional shares. In addition, as of the effective time of the Reverse Stock Split Amendment, the total number of authorized shares of Common Stock will be proportionately reduced (and the total number of authorized shares of capital stock the Company may issue will be correspondingly reduced) depending on the Reverse Stock Split Amendment selected by the Board and whether Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.

Except with respect to fractional shares as described under the “—Fractional Shares” section below, the reverse stock split will not:

•Affect any stockholder’s percentage ownership interest in us;

•Affect any stockholder’s proportionate voting power;

•Substantially affect the voting rights or other privileges of any stockholder; or

•Alter the relative rights of Common Stockholders, convertible notes holders, or holders of equity awards.

Depending upon the ratio selected by the Board, the principal effects of the reverse stock split are:

•The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split Amendment selected by the Board, except with respect to fractional shares as described under the “—Fractional Shares” section below;

•The total authorized number of shares of Common Stock (taking into account Proposal No. 3 (Authorized Share Increase Proposal)), if approved by our stockholders) will be reduced proportionately based on the reverse stock split ratio in the Reverse Stock Split Amendment selected by the Board and the total number of authorized shares of capital stock of the Company will be correspondingly reduced;

•The per share exercise price will be increased proportionately by the reverse stock split ratio in the Reverse Stock Split Amendment selected by the Board at the time of the reverse stock split, rounded up to the nearest cent, and the number of shares issuable upon exercise shall be decreased by the same factor, rounded down to the nearest share, for all outstanding equity awards, and other convertible or exercisable equity securities entitling the holders to purchase shares of our Common Stock;

•The conversion rates for holders of our outstanding equity-linked securities (including the New Convertible Notes and Purchase Warrants) (as described in Proposal No. 1 (Nasdaq 5635(d) Proposal)), will be adjusted proportionately, subject to their terms; and

•The number of shares authorized and reserved for issuance under the Company Equity Plans and the Employee Stock Purchase Plan (including the Restated Plan (as described in Proposal No. 2 (Restated Plan Proposal)), will be reduced proportionately.

The following table contains approximate information relating to our Common Stock, based on share information as of March 31, 2026, and the impact of the reverse stock split thereon under the minimum and maximum proposed ratio assuming Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective:

		AFTER THE REVERSE STOCK SPLIT(1)
		IF MINIMUM 1:10 RATIO IS SELECTED	IF MAXIMUM 1:150 RATIO IS SELECTED
Authorized Common Stock(2)	4,000,000,000	400,000,000	26,666,667
Common Stock Issued and Outstanding	234,696,282	23,469,629	1,564,642
Reserved for Issuance(3)	123,587,111	12,358,712	823,915

(1)Does not take into account that fractional shares resulting from the reverse stock split will be issued, as described under the “—Fractional Shares” section below.
(2)Assumes Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.

(3)Includes shares of Common Stock reserved for future issuance (a) pursuant to the Company Equity Plans and Employee Stock Purchase Plan and (b) upon exercise of outstanding warrants. Does not include additional shares of Common Stock issuable upon full conversion/exercise of the New Convertible Notes, Prefunded Warrants and Purchase Warrants. Also does not include the shares issuable or that may become issuable under the Restated Plan (as described in Proposal No. 2 (Restated Plan Proposal) above).

The following table contains approximate information relating to our Common Stock, based on share information as of March 31, 2026 and the impact of the reverse stock split thereon under the minimum and maximum proposed ratio assuming Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders:

		AFTER THE REVERSE STOCK SPLIT(1)
		IF MINIMUM 1:10 RATIO IS SELECTED	IF MAXIMUM 1:150 RATIO IS SELECTED
Authorized Common Stock(2)	700,000,000	70,000,000	4,666,667
Common Stock Issued and Outstanding	234,696,282	23,469,629	1,564,642
Reserved for Issuance(3)	123,587,111	12,358,712	823,915

(1)Does not take into account that fractional shares resulting from the reverse stock split will be issued, as described under the “—Fractional Shares” section below.
(2)Assumes Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders.
(3)Includes shares of Common Stock reserved for future issuance (a) pursuant to the Company Equity Plans and Employee Stock Purchase Plan and (b) upon exercise of outstanding warrants. Does not include additional shares of Common Stock issuable upon full conversion/exercise of the New Convertible Notes, Prefunded Warrants and Purchase Warrants. Also does not include the shares issuable or that may become issuable under the Restated Plan (as described in Proposal No. 2 (Restated Plan Proposal) above).

After the effective date of the reverse stock split, our Common Stock will have a new CUSIP number. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the reverse stock split will not affect the registration of our Common Stock under the Exchange Act.

Required Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock. The reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of any outstanding stock equity awards and warrants and upon conversion of convertible notes in proportion to the reverse stock split ratio. The exercise price of any outstanding equity awards and warrants and conversion price of any outstanding convertible notes would increase, likewise in proportion to the reverse stock split ratio.
Required Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Equity Plans. In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under the Company Equity Plans and the Employee Stock Purchase Plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

Odd Lots. In addition, the reverse stock split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Certificate of Amendment. If the Board determines to implement the reverse stock split, we will file a certificate of amendment for the selected Reverse Stock Split Amendment in the form attached to this proxy statement as Annex C or Annex D, as applicable, with the Delaware Secretary of State and will abandon the other Reverse Stock Split Amendments. Upon the filing and effectiveness of the selected Reverse Stock Split Amendment, without any further action on our part or our stockholders, the issued shares of Common Stock held by stockholders as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock based on the ratio included in the selected Reverse Stock Split Amendment and the number of authorized shares of Common Stock will be reduced accordingly.

Effect on Preferred Stock. The proposed Reverse Stock Split Amendment would not impact the total authorized number of shares of preferred stock or the par value thereof.

Effect on Par Value. The proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock, which will remain at $0.0001 per share.

Failure to Approve Proposal

In the event that the Reverse Stock Split Amendments are not approved by our stockholders, we intend to monitor the trading price of our Common Stock on Nasdaq and will consider available options to resolve our non-compliance with the Nasdaq listing rules. On May 15, 2026, the last trading day prior to the filing of this proxy statement, the closing price of our Common Stock on Nasdaq was $0.34 per share. We believe that our ability to remain listed on Nasdaq would be significantly and negatively affected if this Proposal No. 4 (Reverse Stock Split Proposal) is not approved. In addition, if our Common Stock is delisted it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Fractional Shares

Common Stock. If the shares of Common Stock held by any holder of Common Stock immediately prior to the effectiveness of the Reverse Stock Split Amendment are collectively reclassified pursuant to the reverse stock split into a fractional share of Common Stock, the Company will issue to such holder such fraction of a share of Common Stock as is necessary to round the number of shares of Common Stock held by such holder immediately following the reverse stock split up to the nearest whole number of shares. Such additional shares of Common Stock would be issued in consideration for the corporate benefits to the Company arising from not having to issue fractional shares or pay in cash the fair value of such fractional shares in lieu of the issuance thereof, which would result in any fractional shares of Common Stock that would otherwise be held by a holder following the reverse stock split being rounded up to the nearest whole number of shares of Common Stock.
Equity Awards: If the reverse stock split is effected, the number of shares available for issuance under our equity plans on such date, as well as the number of shares subject to any outstanding award and the exercise price, grant price or purchase price relating to any such award under our equity plans, are expected to be equitably adjusted by the Board to reflect the reverse stock split. Any fractional shares resulting from such adjustment are expected to be eliminated by rounding upward or downward to the nearest whole share.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our Common Stock in registered book-entry form. If you are entitled to post-reverse stock split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effectiveness of the reverse stock split indicating the number of shares of our Common Stock you hold.
At the effectiveness of the reverse stock split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the reverse stock split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet and the par value of our Common Stock will remain unchanged. The stated capital component, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued, will be reduced in proportion to the size of the reverse stock split, subject to a minor adjustment in respect of the treatment of fractional shares as described above, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Immediately after the reverse stock split, the per share net income or loss and net book value of our Common Stock will be increased, as compared to the per share amounts absent the reverse stock split, because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the reverse stock split, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and do not currently intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of any alternative minimum tax, the Medicare contribution tax on net investment income or any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” (as defined in the Code). In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•Persons whose functional currency is not the U.S. dollar;

•Persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•Banks, insurance companies and other financial institutions;

•Real estate investment trusts and registered investment companies;

•Brokers, dealers or traders in securities;

•Corporations that accumulate earnings to avoid U.S. federal income tax;

•S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•Tax-exempt organizations or governmental organizations;

•Persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•Persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•U.S. expatriates and former citizens or long-term residents of the United States; and

•Tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that for U.S. federal income tax purposes is, or is treated as:

•An individual who is a citizen or resident of the United States;

•A corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•A trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed reverse stock split should generally include the holding period in the shares of our Common Stock exchanged therefor. However, the U.S. federal income tax consequences of the receipt of such an additional fraction of a share of the Common Stock is not clear. A U.S. Holder who receives a whole share of Common Stock in lieu of a fractional share could be treated as recognizing income or gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of such U.S. Holder’s whole share received in lieu of a fractional share. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of receiving a whole share of Common Stock in lieu of a fractional share.

In addition, U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 4 (Reverse Stock Split Proposal) regarding the proposed reverse stock split except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into shares of Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon any or all of the Reverse Stock Split Amendments without further action by our stockholders at any time before the effectiveness of the filing of a certificate of amendment setting forth the Reverse Stock Split Amendment with the Delaware Secretary of State, even if the Reverse Stock Split Amendment has been approved by our stockholders at the Special Meeting. If the Board decides to effect the reverse stock split, the Board will abandon all of the Reverse Stock Split Amendments other than the Reverse Stock Split Amendment that is filed with the Delaware Secretary of State. By voting in favor of this Proposal No. 4 (Reverse Stock Split Proposal), you are expressly also authorizing the Board to delay, or not to proceed with and abandon, the Reverse Stock Split Amendment if it should so decide, in its sole discretion, and that such action is in the best interests of the Company and our stockholders.

Vote Required; Recommendation of the Board of Directors

Proposal No. 4 (Reverse Stock Split Proposal) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 4 (Reverse Stock Split Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 5
ADJOURNMENT OF SPECIAL MEETING

Description of Proposal

We are asking our stockholders to approve one or more adjournments of the Special Meeting or any adjournment(s) thereof in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposals Nos. 1, 2, 3 or 4.

Conditions to Approval of Proposal

Approval of this Proposal No. 5 (Adjournment Proposal) is independent and not conditioned upon the approval of any other proposal.

Background and Purpose of Proposal

In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting and if the adjournment is for a period of 30 days or less, notice need not be given of the adjourned meeting if the time, place (if any) and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken, or is provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Board Recommendation

The Board has approved the submission to the stockholders of this Proposal No. 5 (Adjournment Proposal) to approve one or more adjournments of the Special Meeting or any adjournment(s) thereof in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposals Nos. 1, 2, 3 or 4, determined that this proposal is in the best interests of the Company and our stockholders and recommends that our stockholders vote “FOR” this Proposal No. 5 (Adjournment Proposal).

Vote Required

Proposal No. 5 (Adjournment Proposal) requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Existing Noteholders holding approximately 75.2% of the aggregate outstanding principal amount of the Existing Convertible Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 5 (Adjournment Proposal). In addition, each other Existing Noteholder who elects to tender Existing Convertible Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT SPLIT PROPOSAL.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER INFORMATION

This executive compensation section provides information about the material components of our executive compensation program for our “named executive officers,” or NEOs, for 2025, consisting of the following persons:

•Faheem Hasnain, Chairman, President and Chief Executive Officer
•Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
•Robert Smith, Chief Commercial Officer

This executive compensation section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and the Board arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2025.

As a “smaller reporting company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

2025 Business Highlights

•Completed the Phase 3 registrational PROSERA Study of seralutinib in patients with pulmonary arterial hypertension (“PAH”).

•Initiated sites in the Phase 3 registrational SERENATA Study of seralutinib in patients with pulmonary hypertension associated with interstitial lung disease (“PH-ILD”).

Overview of 2025 Executive Compensation Decisions

In general, the majority of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•The performance measures in our short-term cash incentive program are linked to key corporate objectives.

•Corporate achievement represents 100% of our Chief Executive Officer’s annual bonus opportunity and 70% of our other named executive officer’s annual bonus opportunities.

•Our long-term equity incentives are provided to our named executive officers in the form of stock options and restricted stock units (“RSUs”), which vest over multi-year periods, or in the form of performance stock units (“PSUs”), which vest upon the achievement of certain performance milestones.

The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2025 are set forth below.

Market-Based Base Salary Increases for NEOs
•Our named executive officers received base salary increases for 2025 consistent with our pay positioning philosophy of targeting target total cash compensation at the 50th percentile of similarly situated executives at comparable companies based on our peer group.

Annual Cash Incentives Paid 65% Based on Corporate Performance	•Based on our achievement of our corporate performance goals during 2025, our named executive officers’ annual incentives tied to corporate performance were paid out at 65% of target.
Long-Term Incentive Compensation in Form of Stock Options Over Multi-Year Periods
•Our named executive officers received stock options which vest over four years.
◦Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our Common Stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our Common Stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
◦In 2025, our named executive officers also received PSUs, which vest upon the achievement of certain performance milestones.

Our Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

OUR EXECUTIVE COMPENSATION BEST PRACTICES
✓	Pay for Performance. We design our executive compensation program to align pay with company performance.	✓
No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

✓
Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance to align the interests of our executive officers and stockholders
		✓	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits
✓
Independent Compensation Committee and Compensation Advisor. The compensation committee is comprised solely of independent directors. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
✓
Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

✓
Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and commercialization stage.
		✓	“Double Trigger” Change in Control Benefits. The employment letters with our executive officers do not include any “single trigger” change in control severance benefits
✓
Multi-Year Vesting Requirements for Equity Awards. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives
		✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.
✓
Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.
✓
Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes multiple performance measures and caps on short-term incentive compensation.

Compensation Philosophy and Objectives
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our named executive officers with those of our stockholders.

Compensation Determination Process
Role of the Compensation Committee
The compensation committee of the Board develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.
In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time, the compensation committee also reviews our performance relative to the corporate performance objectives set by the Board for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.
During the fourth quarter of each year, our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year and makes recommendations regarding these objectives to the full Board for its approval.
Role of Our Executive Officers
Our Chief Executive Officer, with the assistance and support of our General Counsel and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of our other named executive officers. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.
Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.
Role of Compensation Consultant and Comparable Company Information
The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
In 2025, the compensation committee retained Alpine Rewards as its independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2025, the compensation committee requested Alpine Rewards to advise it on a variety of compensation-related issues, including:
•conducting an analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;
•reviewing our peer group to determine whether additional or different peer companies or groups would be necessary to provide appropriate information on market practices and compensation levels; and
•providing general information concerning director and executive compensation trends and developments.
Alpine Rewards did not provide any other services to us in 2025 beyond their engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Alpine Rewards pursuant to SEC and Nasdaq rules and concluded that Alpine Rewards is independent and no conflict of interest existed that would have prevented Alpine Rewards from serving as an independent consultant to the compensation committee currently or during 2025.

Competitive Positioning
The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2025, Alpine Rewards assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining certain 2025 and 2026 director and executive compensation. The peer group identified below was selected in September 2025 for purposes of setting certain 2025 compensation and the selection criteria identified below were measured at such date.
The identified peer group consisted of 19 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

MARKET CAPITALIZATION
•Generally between $100M to $800M as of August 2025, representing a range of approximately 0.3x to 3x our market capitalization at the time the peer group was established (approximately $230M).
•Our market capitalization was positioned near the 38th percentile of the peers at the time the peer group was selected in the third quarter of 2025.

SECTOR AND STAGE
•Public U.S. biopharma organizations focused on similar therapeutic focus areas.
➢ Emphasis on Phase 2 to 3 companies to reflect our Phase 3 stage of development at the time the peer group was selected
➢ Focus on companies that went public in the last five years

HEADCOUNT	•Companies with generally between 50 and 400 employees based on Gossamer’s headcount of 133 employees in September 2025.
GEOGRAPHIC LOCATION	•Focused on companies located in Southern California and other biotech talent hubs such as San Francisco Bay Area and Boston, where applicable.
For 2025, this peer group consisted of the following companies:

ACELYRIN	Fulcrum Therapeutics

Alector	Kodiak Sciences

Allakos	Mersana Therapeutics

Allogene Therapeutics	Mineralys Therapeutics

AlloVir	Poseida Therapeutics

AnaptysBio	RAPT Therapeutics

Annexon	Trevi Therapeutics

Atea Pharmaceuticals	Ventyx Biosciences

aTyr Pharma	Zentalis Pharmaceuticals

Erasca

Based on the peer analysis performed by Alpine Rewards in 2025 for the purpose of selecting our 2025 peer group, Aerovate Therapeutics, Atara Biotherapeutics, Crinetics Pharmaceuticals, Gritstone bio, Kura Oncology, NGM Biopharmaceuticals and

Reneo Pharmaceuticals were removed, and ACELYRIN, aTyr Pharma, Kodiak Sciences, Mineralys Therapeutics, Ventyx Biosciences and Zentalis Pharmaceuticals were added. In general, the removed peer companies no longer fit the selection criteria, as described further above, while the additions reflect companies with financial and industry characteristics more similar to our company.
Our compensation committee reviewed the foregoing comparable company data from the 2024 and 2025 peer group in connection with its determinations of the 2025 base salaries, target bonuses and equity awards for our named executive officers. The compensation committee generally attempts to set base salaries at target total cash compensation levels at the 50th percentile of the peer company data for comparable positions and total annual equity award value at approximately the 62nd percentile. The compensation committee does not, however, rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.
We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.
The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between the Chief Executive Officer and our other named executive officers.
Executive Compensation Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salaries
In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
In February 2025, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with its independent compensation consultant, determined that the base salaries of Messrs. Hasnain and Giraudo and Mr. Smith would be as set forth in the table below, with increases effective March 1, 2025.

Named Executive Officer	2025 Base Salary	Percentage Increase from 2024
Mr. Hasnain	$653,331	3.5%
Mr. Giraudo	$522,776	3.5%
Mr. Smith	$466,200	3.6%
The foregoing increases were designed to keep each executive’s annual base salary and target total cash compensation close to the 50th percentile of similarly situated executives, in line with our pay positioning philosophy. Based on the comparable market information provided to the compensation committee by its independent compensation consultant, for 2025, after the foregoing increases, the base salaries of our named executive officers generally approximated the 50th percentile of similarly situated executives among our peer group.
The actual base salaries paid to all of our named executive officers for 2025 are set forth in the “Summary Compensation Table” below.

Performance Bonuses
Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by the Board.
Bonuses are set based on the executives’ respective base salaries for the relevant bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2025 were as follows: 60% of base salary for Mr. Hasnain, 45% of base salary for Mr. Giraudo, and 40% of base salary for Mr. Smith. The target cash incentive awards of Mr. Giraudo and Mr. Smith as a percentage of base salary remained unchanged from 2023. The target cash incentive award of Mr. Hasnain as a percentage of base salary was increased from 55% of base salary in 2024 to 60% of base salary in 2025.
At the beginning of each year, the Board (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the Board after considering management input and our overall strategic objectives. These goals generally relate to factors such as clinical and regulatory development of our products, portfolio sustainability, business development and financial targets. The Board, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year.
All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors as the compensation committee (or the full Board, with respect to our Chief Executive Officer) deems appropriate. Under our annual incentive plan, the maximum bonus payable to an executive is 150% of his or her target bonus. Performance relative to the corporate goals set by the Board represents 100% of our Chief Executive Officer’s annual bonus opportunity and 70% of our other named executive officers’ annual bonus opportunities. The compensation committee’s determination of the individual performance percentage of the 2025 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance goals, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2025. The compensation committee determined Mr. Giraudo’s individual performance percentage to be 65% and Mr. Smith’s individual performance percentage to be 65%, to align with the overall corporate performance payout at 65% of target.
Corporate Performance Goals
The corporate performance goals and their respective weighting for 2025 were approved by the Board in January 2025. The 2025 performance goals were tied to clinical and regulatory development of seralutinib and certain commercial measures and were set at levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The Board also specified a “target exceeds” weighting for each corporate goal, corresponding to additional credit that could be achieved for each goal in the event of over performance in a given area, representing up to 130% of the overall goals.
To determine our corporate performance percentage for 2025, the compensation committee, in conjunction with the Board, employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In light of the topline results from the Phase 3 PROSERA study and need to evaluate capital allocation, the compensation committee determined our corporate performance percentage to be 65% of the target performance level for 2025. The table below provides additional details about the corporate performance goals for 2025 and the compensation committee’s assessment of our actual performance against our 2025 corporate performance goals:

2025 CORPORATE GOAL	WEIGHTING	2025 ACHIEVEMENTS	PERFORMANCE	WEIGHTED PERFORMANCE
•PROSERA enrollment completion	40%	•Achieved in June 2025.	100%	40%
•Commence SERENATA Phase 3 Study	25%	•Site initiated. No patient enrollment.	0%	0%
•Commercial readiness	15%	•Achieved other than final implementation plan.	66%	10%
•Alternative Formulation Development	20%	•Achieved except for delay in data availability.	75%	15%
TOTAL				65%
This overall 65% achievement level was then used to determine each named executive officer’s bonus. The annual bonuses paid to our named executive officers for 2025 are set forth in the Summary Compensation Table below.
Long-Term Equity Incentives
The goal of our long-term, equity-based incentive awards is to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual equity awards to our named executive officers are typically granted during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.
Equity Vehicles
Annual equity awards are granted under our 2019 Plan, using a mix of different equity instruments to further the goal of attracting and retaining top performers and to balance the relative advantages of different instruments.
•Stock options are an important vehicle for tying executive pay to performance because they deliver future value only if the value of our Common Stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our Common Stock over the long term, tightly aligning the interests of our executives with those of our stockholders.
•RSU awards are granted from time to time because they are less dilutive to our stockholders, as fewer shares of our Common Stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even if the share price is trading lower than the share price on the grant date. No RSU awards were granted between 2022 and 2025 as part of our annual awards to our named executive officers. RSU awards were included in the annual awards to our named executive officers granted during 2026.
•In October 2025, PSU awards were granted to our executive officers. The PSUs granted to our executive officers vest upon the earlier of (i) the approval of a new drug application for seralutinib or (ii) a change in control, in either case on or prior to the fourth anniversary of the grant date, and subject to such executive officer’s continuous service.

The exercise price of each stock option grant is the fair market value of our Common Stock on the grant date, as determined by the Board from time to time. Option awards generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. RSU awards, if granted, generally vest in three or four equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.
2025 Equity Awards
Generally, the compensation committee determines the value of each executive officer’s annual equity grant using a holistic evaluation that takes into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to the Chief Executive Officer’s performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2025, our compensation committee reviewed competitive market data prepared by Alpine Rewards in connection with its grant of long-term equity incentive awards to the named executive officers and approved equity awards to our named executive officers intended to approximate close to the 50th percentile of comparable company data for similar positions, which it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
In March 2025, our compensation committee granted of stock options pursuant to our 2019 Plan to our named executive officers as follows: Mr. Hasnain, 1,540,000 options; Mr. Giraudo, 638,000 options; and Mr. Smith, 572,000 options. The equity awards granted to our named executive officers for 2025 are set forth in the “Outstanding Equity Awards at Fiscal Year-End” below. Each equity award granted in 2025 vests over four years in accordance with the standard vesting schedule described above. In October 2025, the Board granted PSUs pursuant to our 2019 Plan to our named executive officers as follows: Mr. Hasnain, 437,500 PSUs; Mr. Giraudo, 181,250 PSUs; and Mr. Smith, 162,500 PSUs. The PSUs granted vest upon the earlier of (i) the approval of a new drug application for seralutinib or (ii) a change in control, in either case on or prior to the fourth anniversary of the grant date, and subject to such executive officer’s continuous service.
For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “Employment Letters with Our Named Executive Officers” below.
Equity Award Timing Policies and Practices
Equity awards to employees are typically granted in connection with the Company annual award process in the first quarter of each year, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the compensation committee before granting an equity award, the compensation committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. For all stock option awards, the exercise price is the closing price of our Common Stock on the Nasdaq Stock Market on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day). During 2025, we did not grant stock options, stock appreciation rights, or similar option‐like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 10-K, 10-Q, or Form 8-K that discloses material nonpublic information.
Health, Welfare and Retirement Benefits
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.
Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings
We maintain a defined contribution employee retirement plan (“401(k)”) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $23,500 for calendar year 2025. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 may be up to an additional $7,500 above the statutory limit. The 401(k) plan provides for discretionary matching and profit sharing contributions, and we currently contribute up to a maximum of $4,000 per calendar year to the 401(k) plan for each of our employees, which vests over four years. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Other Benefits
The Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.
Post Termination and Change in Control Benefits
Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment letters with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a qualifying termination in connection with a change in control of our company. For additional discussion, please see “Employment Letters with Our Named Executive Officers” below.
Prohibition on Certain Transactions in Gossamer Bio Securities
Our Insider Trading Policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.
Tax and accounting considerations
Deductibility of Executive Compensation
The compensation committee and the Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Risk Assessment of Compensation Program
In March 2026, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.
Clawback Policy

Our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002. In addition, we have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our current and former executive on or after October 2, 2023 in the event of a restatement of our financial statements, as required by new SEC rules and Nasdaq Stock Market Listing Standards implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Summary Compensation Table
The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2024 and 2025.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	Option Awards($)(1)	Non-equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total($)
Faheem Hasnain	2025	649,649	—		—	1,392,006	254,800	4,000	2,300,455
Chairman, President and Chief Executive Officer	2024	628,173	—		—	1,043,438	329,822	4,000	2,005,432
Bryan Giraudo	2025	519,830	—		—	576,688	152,913	4,000	1,253,431
Chief Operating Officer and Financial Officer	2024	502,645	—		—	432,281	232,977	4,000	1,171,904
Robert Smith	2025	463,500	75,000	(4)	—	517,031	121,213	4,000	1,180,744
Chief Commercial Officer
____________________
(1)This column reflects the grant date fair value of the stock and option awards granted to the named executive officers in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the award granted to the named executive officers computed as of its grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). In 2025, our named executive officers were granted PSU awards, which were determined to be not probable of achievement on the date of grant. Assuming the achievement of the performance goal at 100%, the grant date fair value of the PSU awards are $1,089,375, $451,313 and $404,625, calculated based on the closing price per share of our Common Stock on the date of grant, for Messrs. Hasnain, Giraudo and Smith, respectively.
(2)Amounts represent cash awards earned pursuant to the terms of our annual performance bonus program, which are paid in the first quarter of the following year. See “—Executive Compensation and Other Information – Performance Bonuses” for more information.
(3)Amounts represent company-paid 401(k) matching contributions.
(4)Amount represents a sign-on bonus paid to Mr. Smith pursuant to his employment agreement with us.

Employment Letters with Named Executive Officers
Employment Arrangements with Mr. Hasnain
In connection with Mr. Hasnain’s appointment as our President and Chief Executive Officer, we entered into a letter agreement with him on November 16, 2020, which sets forth the terms of his appointment as President and Chief Executive Officer. The employment letter agreement with Mr. Hasnain established Mr. Hasnain’s annual base salary (which for 2025 was $653,331) and target annual bonus (60% of his base salary for 2025).
Pursuant to the employment letter agreement with Mr. Hasnain, if we terminate his employment other than for cause (as defined below) or Mr. Hasnain terminates his employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, pro-rated for the portion of the current calendar year in which he was employed, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic acceleration of the vesting and exercisability of his unvested stock awards, as to the number of stock awards that would vest over the 12-month period following the date of termination. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date his release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which he may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If Mr. Hasnain’s employment is terminated by us other than for cause or by Mr. Hasnain for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 18 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of his unvested stock awards. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of Mr. Hasnain’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 12 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.
If Mr. Hasnain’s employment as President and Chief Executive Officer terminates without cause or by him for good reason, but he continues to serve as Chairman or Executive Chairman of the Board, his equity awards will not accelerate as described above but will continue to vest in accordance with their original terms.
In the event we terminate Mr. Hasnain’s employment for any reason, including for cause, Mr. Hasnain terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.
The employment letter agreement with Mr. Hasnain also contains a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to Mr. Hasnain pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in him receiving the largest amount of payments or benefits on an after-tax basis.

For purposes of the employment letter agreement with Mr. Hasnain, “cause” means (1) a willful and material act of dishonesty by Mr. Hasnain in connection with the performance of his duties; (2) his conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic offense that does not result in a fatality), or any crime involving fraud or embezzlement that the board reasonably determines has had or is reasonably likely to have a materially detrimental effect on our reputation or business; (3) Mr. Hasnain’s gross misconduct in the performance of his duties; (4) Mr. Hasnain’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Mr. Hasnain’s willful and material breach of any obligations under any written agreement or written covenant with us; or (6) Mr. Hasnain’s continued willful and substantial failure to perform his duties as a member of the board or, during the term of his employment, his material employment duties that are lawfully assigned to him in good faith by the board (other than as a result of his death or disability) after written notice.
For purposes of the employment letter agreement with Mr. Hasnain, “good reason” means the occurrence of one or more of the following, without Mr. Hasnain’s written consent: (1) during the term of Mr. Hasnain’s employment: a material reduction in his base salary or target annual bonus; a material diminution of his title, duties, responsibilities or reporting lines; or a material change in the principal geographic location at which he must perform services, more than 50 miles from our head office; provided, however, that, prior to a change in control, an event occurring under this clause (1) in connection with his cessation of service as President and Chief Executive Officer will not constitute good reason if Mr. Hasnain remains serving as Chairman of the Board or Executive Chairman following such transition and neither clause (2) nor clause (3) is triggered as a result of such transition; or (2) at any time, his involuntary removal from the board or the failure of the stockholders to reelect him to the board, other than for cause; or (3) at any time, a material breach by us of the terms of the employment letter. Mr. Hasnain must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. His separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30-day cure period.
For purposes of the 2019 Plan, a “change in control” is generally defined as: (1) a transaction or series of transactions (other than a registered offering of our Common Stock to the general public or a transaction described in clauses (x) and (y) of clause (3) below) whereby any “person” or “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us and our affiliates) directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us, directly or indirectly, of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity.
Employment Letters with Our Other Named Executive Officers
We have entered into employment letters with Mr. Giraudo and Mr. Smith, which set forth their annual base salaries (which, for 2025, were $522,776 and $466,200, respectively) and eligibility to receive an annual bonus with a target amount equal to 45% and 40%, respectively, of their then-current annual base salary.
Pursuant to their employment letters, if we terminate the executive’s employment other than for cause or if the executive terminates his employment for good reason, and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 9 months, paid in accordance to our payroll practices; and (2) payment of the full premium for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment. The cash severance benefits described above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If the executive’s employment is terminated by us other than for cause or by the executive for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of the executive’s unvested stock awards. The cash severance benefits described above shall be paid or commence on the first payroll date following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination (and the full amount payable under clause (2)), provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of the executive’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 9 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.
In the event we terminate the executive’s employment for any reason, including for cause, the executive terminates his employment without good reason, or upon his death or permanent disability, the executive is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled.
The employment letters also contain a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to the executive pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the executive receiving the largest amount of payments or benefits on an after-tax basis.
For purposes of the employment letters with Mr. Giraudo and Mr. Smith, “cause” and “change in control” generally have the same meaning given to such terms under the employment letter agreement with Mr. Hasnain.
For purposes of the executive employment letters with Mr. Giraudo and Mr. Smith, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material reduction in the executive’s base salary or target annual bonus; (2) a material diminution of the executive’s title, duties, responsibilities or reporting lines; (3) a material change in the principal geographic location at which the executive must perform services, more than 50 miles from our head office; or (4) a material breach by us of the terms of the employment letter. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30 day cure period.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2025.

			Option Awards					Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Faheem Hasnain	10/1/2025		—	—				437,500	1,356,250
	3/4/2025		—	1,540,000		1.13	3/4/2035	—	—
	1/2/2024		628,906	683,594		0.97	1/2/2034	—	—
	11/20/2023		227,864	209,636		0.84	11/20/2033	—	—
	5/5/2023	(4)	—	750,000	750,000	1.36	5/5/2033	—	—
	3/20/2023		374,343	170,157		1.21	3/20/2033	—	—
	12/7/2022	(5)	544,500	—		2.16	12/7/2032	—	—
	1/6/2022	(5)	650,000	—		11.94	1/6/2032	—	—
	2/25/2021		325,000	—		9.79	2/25/2031	—	—
	6/17/2020		47,000	—		12.10	6/17/2030	—	—
	3/25/2019		43,500	—		22.10	3/25/2029	—	—
Bryan Giraudo	10/1/2025		—	—				181,250	561,875
	3/4/2025		—	638,000		1.13	3/4/2035	—	—
	1/2/2024		260,546	283,204		0.97	1/2/2034	—	—
	11/20/2023		94,400	86,850		0.84	11/20/2033	—	—
	3/20/2023		145,406	66,094		1.21	3/20/2033	—	—
	12/7/2022	(5)	211,500	—		2.16	12/7/2032	—	—
	1/6/2022	(5)(6)	176,675	—		1.36	1/6/2032	—	—
	9/16/2021	(6)	100,004	—		1.36	9/16/2031	—	—
	2/25/2021	(6)	60,002	—		1.36	2/25/2031	—	—
	2/14/2020	(6)	47,668	—		1.36	2/14/2030	—	—
	3/25/2019	(6)	96,671	—		1.36	3/25/2029	—	—
	12/10/2018		155,555	—		10.71	12/10/2028	—	—
	5/21/2018		405,666	—		2.61	5/21/2028	—	—
Robert Smith	10/1/2025		—					162,500	503,750
	3/4/2025		—	572,000		1.13	3/4/2035	—	—
	1/2/2024		—	487,500		0.97	1/2/2034	—	—
	12/4/2023		750,000	750,000		0.97	12/4/2033	—	—
(1)Except with respect to the options described in footnote (4) and (5) below, the options vest over a period of four years from the date of grant, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with our Named Executive Officers” and “2025 Equity Awards.”
(2)Represents PSUs that vest upon the earlier of (i) the approval of a new drug application for seralutinib or (ii) a change in control, in either case on or prior to the fourth anniversary of the grant date, and subject to such executive officer’s continuous service.
(3)The market value per share is calculated using the closing price per share of our Common Stock on December 31, 2025 ($3.10), the last trading day of 2025.
(4)The option shall vest and become exercisable as follows: (i) with respect to 50% of the shares subject to the option, upon our Common Stock achieving a 30-day average stock price at or above $5.00 per share within four years of the grant date; (ii) with respect to 25% of the shares subject to the option, upon our Common Stock achieving a 30-day average stock price at or above $7.50 per share within four years of the grant date; and (iii) with respect to the remaining 25% of the shares subject to the option, upon our Common Stock achieving a 30-day average stock price at or above $10.00 per share within four years of the grant date, in each case subject to Mr. Hasnain’s continuous service with us through each vesting date. In addition, in the event of Mr. Hasnain’s termination without cause or resignation for good reason, or his death or disability in each case prior to a change in control, the options shall remain eligible to vest upon attainment of any remaining unsatisfied price hurdles prior to the fourth anniversary of the grant date (or, if a price hurdle was achieved prior to the date of such termination but prior to the first anniversary of the grant date, the portion of the option for which the price hurdle was achieved will vest upon such termination. In the event of a change in control, any portion of the option that is eligible to vest based upon a stock price hurdle that is equal to or less than the closing price per share of our Common Stock on the date of the change in control will vest upon the change in control. The accelerated vesting described above will apply to Mr. Hasnain’s performance-based option in lieu of the acceleration provisions under his employment letter agreement, as described above.
(5)The options vest over a period of three years from the date of grant, with one-third of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the two years thereafter.
(6)These options were repriced on May 5, 2023. The exercise price of the repriced options, after giving effect to the option repricing, is reflected in the table above.
Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the SEC-defined “Compensation Actually Paid,” or CAP for our Chief Executive Officer, also referred to as our PEO, and remaining NEOs for the fiscal years ended December 31, 2023, 2024 and 2025. Also required by the SEC, this section compares CAP to various measures used to gauge performance at Gossamer.
Compensation decisions at Gossamer are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to our philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program and is not in replacement.
Pay Versus Performance Table - Compensation Definitions
Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table (“SCT”), values. The primary difference between the calculation of CAP and SCT total compensation is the amount reported with respect to “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year (or, for stock and option awards that were granted in the applicable year and remain unvested at year end, the change in the fair value from the grant date), or vested or were forfeited or modified during the year
Pay Versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our PEO and the average compensation of our remaining NEOs for each of the fiscal years ended December 31, 2023, 2024 and 2025, and our financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	Net Income (Loss) ($)
2025	2,300,455	9,202,304	1,217,087	3,783,341	143	(170,370,000)
2024	2,005,432	1,859,722	1,118,479	1,062,307	42	(56,528,000)
2023	2,095,988	1,592,883	1,309,364	1,205,267	42	(179,817,000)

_____________
(1) The PEO in all reporting years is Faheem Hasnain. The non-PEO NEOs in the 2025 reporting year are Bryan Giraudo and Robert Smith. The non-PEO NEOs in the 2024 reporting year are Bryan Giraudo and Richard Aranda, M.D. The non-PEO NEOs in the 2023 reporting year are Bryan Giraudo and Robert Smith.
(2) Amounts represent CAP to our PEO and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). CAP to our NEOs represents the “Total” compensation reported in the SCT for the applicable fiscal year, as adjusted as follows:

	2023		2024		2025
Adjustments(a)	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(1,185,725)	$(887,420)	$(1,043,438)	$(409,922)	$(1,392,006)	$(546,860)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,163,964	697,241	914,944	359,442	4,195,730	1,648,323
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(454,994)	(64,086)	(53,304)	(14,259)	3,514,536	1,205,319
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(26,350)	57,086	36,087	8,567	583,589	259,472
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	(48,564)	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	141,646	—	—	—	—
TOTAL ADJUSTMENTS	$(503,105)	$(104,097)	$(145,711)	$(56,172)	$6,901,849	$2,566,254
(a) The fair value of stock options reported for CAP purposes in the Adjustments table is estimated using a Black-Scholes and Monte Carlo option pricing models. These models use both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for options (other than Mr. Hasnain’s performance-based options) included in the adjustments calculation are as follows:

Year	2023	2024	2025
Volatility	62.34 - 131.17%	101.12 - 134.90%	86.34 - 134.90%
Expected life (in years)	1.96 - 6.01 years	2.08 - 5.08 years	2.08 - 5.08 years
Expected dividend yield	—%	—%	—%
Risk-free rate	3.37 - 5.04%	3.42 - 4.85%	3.47 - 4.42%
The assumptions used in estimating the fair value of Mr. Hasnain’s performance-based options granted in May 2023, which contain both service-based and market-based vesting conditions, as of the last day of 2025, was determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s Common Stock price as of December 31, 2025 of $3.10; a four-year continuously compounded equivalent risk-free rate of 3.64%; an expected stock price volatility of 110.21%; a dividend yield of 0%; and an expected term of approximately 4 years. The assumptions used in estimating the fair value of Mr. Hasnain’s performance-based options granted in May 2023, which contain both service-based and market-based vesting conditions, as of the last day of 2024, was determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s Common Stock price as of December 31, 2024 of $0.90; a five-year continuously compounded equivalent risk-free rate of 4.38%; an expected stock price volatility of 101.19%; a dividend yield of 0%; and an expected term of approximately five years. The assumptions used in estimating the fair value of Mr. Hasnain’s performance-based options granted in May 2023, which contain both service-based and market-based vesting conditions, as of the last day of 2023, was determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s Common Stock price as of December 31, 2023 of $0.91; a six-year continuously compounded equivalent risk-free rate of 3.86%; an expected stock price volatility of 103.89%; a dividend yield of 0%; and an expected term of approximately six years.
The fair value of RSUs reported for CAP purposes in the Adjustments table is estimated using the closing price per share of our Common Stock on the applicable measurement date.
Narrative Disclosure to Pay Versus Performance
Relationship between CAP and TSR
The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the company’s cumulative indexed Total Shareholder Return (“TSR”), (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2023, 2024 and 2025:

Relationship between CAP and Net Income (Loss)
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the company’s Net Income (Loss) for the fiscal years ended December 31, 2023, 2024 and 2025:

Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2025.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A)) (3)
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	1,955,471	$7.08	—
2019 Equity Incentive Plan	44,796,989	$1.55	8,445,734
2019 Employee Stock Purchase Plan	1,089,883	$0.77	5,721,970
Equity compensation plans not approved by security holders:
2023 Employment Inducement Incentive Award Plan	4,811,455	$1.28	1,856,658
Total (1)	52,653,798	$1.71	16,024,362
____________________
(1)The material features of our equity incentive plans are more fully described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 17, 2026.
(2)Includes shares subject to outstanding options granted under our equity compensation plans.
(3)Represents 5,721,970 shares available for issuance under the 2019 Employee Stock Purchase Plan as of December 31, 2025, 5,721,970 of which were eligible to be purchased during the offering period in effect on such date, no shares available for future issuance under our 2017 Equity Incentive Plan, 8,445,734 shares available for issuance under our 2019 Equity Incentive Plan and 1,856,658 shares available for issuance under our 2023 Employment Inducement Incentive Award Plan. These amounts do not include any additional shares that may become available for future issuance under the 2019 Incentive Award Plan or the 2019 Employee Stock Purchase Plan pursuant to the automatic increases to the share reserves thereunder on each January 1 during the term of the applicable plan pursuant to the evergreen provisions of such plans, or pursuant to the Restated Plan assuming approval of Proposal 2.

Compensation Committee Interlocks and Insider Participation

Russell Cox (chairperson), Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. served on our compensation committee during the 2025 fiscal year. None of the members of our compensation committee during the 2025 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

Director Compensation

Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. Our chairperson of the board receives an additional annual retainer of $30,000, and our lead independent director receives an additional annual retainer of $25,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $15,000, $12,000 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $7,500, $6,000 and $4,000, respectively. In addition, our non-employee directors are eligible to receive initial grants of options to purchase 230,000 shares of our Common Stock, vesting monthly over three years, upon election to the Board, and thereafter annual grants of options to purchase 115,000 shares of our Common Stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders. Awards granted to our non-employee directors will vest upon a change in control.

In February 2025, our board amended and restated the non-employee director compensation program to (1) increase the annual retainers that the non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive to $20,000, $15,000, and $10,000, respectively; and (2) increase the annual retainers that the non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive to $10,000, $7,500, and $5,000, respectively.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in the 2019 Plan. As provided in the 2019 Plan, the Board or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.

The following table sets forth the compensation that we paid or awarded during the year ended December 31, 2025 to each of our non-employee directors who served on the board during 2025. Mr. Hasnain is not included in the following table as he served as an executive officer during 2025 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Steven Nathan, M.D.	44,750	122,694	—	167,444
Skye Drynan	58,750	122,694	—	181,444
Russell Cox	63,625	122,694	—	186,319
Thomas Daniel, M.D.	76,875	122,694	—	199,569
Sandra Milligan, M.D., J.D.	56,625	122,694	—	179,319
John Quisel, Ph.D., J.D.	49,375	122,694	—	172,069
____________________
(1)This column reflects the grant date fair value of the option awards granted to the non-employee directors in 2025. In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted to the non-employee directors during 2025 computed as of the grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718).

Assumptions used in the calculation of this amount are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2025, which was filed with the SEC on March 17, 2026. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting or exercise of the awards or the sale of the Common Stock underlying such awards.

The aggregate number of shares subject to stock options outstanding at December 31, 2025 for each non-employee director is set forth in the table below. Our non-employee directors do not hold outstanding stock awards.

Name	Number of Securities Underlying Options Outstanding at December 31, 2025
Steven Nathan, M.D.	345,000
Skye Drynan	345,000
Russell Cox	412,166
Thomas Daniel, M.D.	496,611
Sandra Milligan, M.D., J.D.	342,000
John Quisel, Ph.D., J.D.	460,000

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our Common Stock as of May 12, 2026, by:
•each of our named executive officers;
•each of our directors;
•all directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Stock.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 234,696,281 shares of Common Stock outstanding on May 12, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 12, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Octagon Capital Advisors LP (1)	15,141,425	6.5%
BlackRock, Inc. (2)	15,065,708	6.4%
Named Executive Officers and Directors
Faheem Hasnain (3)	9,332,013	3.9%
Bryan Giraudo (4)	2,681,402	1.1%
Robert Smith (5)	1,201,971	*
Russell Cox (6)	419,366	*
Thomas Daniel, M.D. (7)	534,706	*
Skye Drynan (8)	293,888	*
Sandra Milligan, M.D., J.D. (9)	400,050	*
Steven Nathan, M.D. (10)	293,888	*
John Quisel, Ph.D., J.D. (11)	428,055	*
All current directors and executive officers as a group (11 persons)(12)	18,520,776	7.5%
____________________
*Less than 1%.

(1)The amounts shown and the following information was provided by Octagon Capital Advisors LP pursuant to a Schedule 13G filed with the SEC on February 17, 2026. Octagon Capital Advisors LP reports that it has shared voting and shared dispositive power over all such shares. The registered address of Octagon Capital Advisors LP is 654 Madison Avenue, 21st Floor, New York, New York 10065.
(2)The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on January 21, 2026. BlackRock, Inc. reports that it has sole voting power over 14,859,077 of such shares and sole dispositive power over all such shares. The registered address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Consists of (i) 5,528,366 shares of Common Stock consisting of 5,408,073 shares held by a family trust, and 120,293 shares held directly by Mr. Hasnain, (ii) 3,668,603 shares of Common Stock underlying options held by Mr. Hasnain that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date and (iii) 135,044 shares of Common Stock underlying warrants held by Mr. Hasnain that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date. Mr. Hasnain is the trustee of such family trust and in such capacity has the sole power to vote and dispose of such shares.
(4)Consists of (i) 572,747 shares of Common Stock, including 480,010 shares held by a family trust and 92,737 shares held directly by Mr. Giraudo, (ii) 2,095,150 shares of Common Stock underlying options held by Mr. Giraudo that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date and (iii) 13,505 shares of Common Stock underlying warrants held by Mr. Giraudo that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date. Mr. Giraudo is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(5)Consists of (i) 42,555 shares of Common Stock, including 25,000 shares held by a family trust and 17,555 shares held directly by Mr. Smith and (ii) 1,159,416 shares of Common Stock underlying options held by Mr. Smith that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date. Mr. Smith is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(6)Consists of 7,200 shares of Common Stock held directly by Mr. Cox and 412,166 shares of Common Stock underlying options held by Mr. Cox that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date.
(7)Consists of 38,095 shares of Common Stock held by the Thomas Oran Daniel Living Trust (the “Daniel Trust”), and 496,611 shares of Common Stock underlying options held by Dr. Daniel that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date. Dr. Daniel is the trustee of the Daniel Trust and in such capacity has the sole power to vote and dispose of such shares.
(8)Consists of 293,888 shares of Common Stock underlying options held by Ms. Drynan that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date.
(9)Consists of (i) 58,050 shares held by a family trust and (ii) 342,000 shares of Common Stock underlying options held by Dr. Milligan that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date. Dr. Milligan is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(10)Consists of 293,888 shares of Common Stock underlying options held by Dr. Nathan that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date.
(11)Consists of 428,055 shares of Common Stock underlying options held by Dr. Quisel that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date.
(12)Consists of (i) the shares described in notes 3 through 11 above; (ii) 49,833 shares held directly by Ms. Caryn Peterson, and 1,113,527 shares of Common Stock underlying options held by Ms. Peterson that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date; and (iii) 672,675 shares held directly by Mr. Christian Waage or family trusts, 1,096,026 shares of Common Stock underlying options held by Mr. Waage that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date and 3,376 shares of Common Stock underlying warrants held by Mr. Waage that are exercisable as of May 12, 2026 or that will become exercisable within 60 days after such date.

STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027, including nominations of any person for election to the Board, must be received by us no later than December 25, 2026, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2026 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to the Board not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in the Bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 annual meeting of stockholders, such a proposal must be received by us no earlier than February 4, 2027 and no later than March 19, 2027.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the 90th calendar day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2027 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027.
STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 684-1300. We will promptly send additional copies of the proxy statement or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Gossamer Bio, Inc. at the address above or by calling (858) 684-1300.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Special Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, business strategies and plans, and our research and development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this proxy statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this annual report and are subject to a number of risks, uncertainties and assumptions, including those described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ANNEX A

GOSSAMER BIO, INC. 2019 INCENTIVE AWARD PLAN (As Amended and Restated Effective May 18, 2026)
ARTICLE I.
PURPOSE
The purpose of this amended and restated Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. This Plan constitutes an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan (the “Existing Plan”), effective as of the Restatement Effective Date (as defined below). The Plan was first adopted by the Board on January 12, 2019, and approved by the stockholders of the Company on January 15, 2019, and effective on February 7, 2019 (the “Original Effective Date”), and was most recently amended and restated by the Board on March 24, 2025 and approved by the stockholders of the Company on June 25, 2025.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Original Effective Date, the Company ceased granting awards under the Prior Plan; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. As of the Restatement Effective Date, the Company ceased granting awards under the Company’s 2023

Employment Inducement Incentive Award Plan (the “Inducement Plan”); however, outstanding awards under the Inducement Plan remain subject to the terms of the Inducement Plan.

4.2Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

4.3Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 2,000,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of a non-employee Director’s initial service as a non-employee Director, which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion.

ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2Restricted Stock.
(a)Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3Restricted Stock Units.
(a)Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued, including the number of shares that may be issued upon exercise of Incentive Stock Options under the Plan) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)To replace such Award with other rights or property selected by the Administrator; and/or
(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such

Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the

Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
MISCELLANEOUS
10.1No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3Effective Date and Term of Restated Plan. This amended and restated Plan will become effective on May 18, 2026 (the “Restatement Effective Date”). The continued effectiveness of this amended and restated Plan will be subject to the occurrence of the Notes Exchange Final Closing and approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of this amended and restated Plan. Unless earlier terminated by the Board, to the extent such requirements are met, this amended and restated Plan will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopts this amended and restated Plan or (ii) the date the Company’s stockholders approved this amended and restated Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. Awards may be granted or awarded on or after the Restatement Effective Date but prior to the Notes Exchange Final Closing or stockholder approval of this amended and restated Plan; provided that no shares of Common Stock to be issued out of the increase to the Overall Share Limit under this Restated Plan over the share reserve under the Existing Plan shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to later of (i) the Notes Exchange Final Closing and (ii) the date this amended and restated Plan is approved by the Company’s stockholders. If either the Notes Exchange Final Closing does not occur or this amended and restated Plan is not approved by the Company’s stockholders, in either case prior to the end of the twelve (12) month period described above, this amended and restated Plan, and all Awards previously granted or awarded pursuant to this amended and restated Plan on or after the Restatement Effective Date out of the increase to the Overall Share Limit under this Restated Plan over the share reserve under the Existing Plan, shall thereupon be cancelled and become null and void, and the Existing Plan will continue in full force and effect in accordance with its terms, including the existing Overall Share Limit thereunder. For the avoidance of doubt, in the event the Notes Exchange Final Closing does not occur or this amended and restated Plan is not approved by the Company’s stockholders as required herein and this amended and restated Plan therefore terminates, any Awards granted following the Restatement Effective Date but out of the existing share reserve under the Existing Plan shall be deemed granted under the Existing Plan as in effect immediately prior to the Restatement Effective Date out of the Overall Share Limit thereunder.
10.4Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6 Section 409A.
(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7Limitations on Liability. Notwithstanding any other provisions of the Plan, to the extent permitted under Applicable Laws and the Company’s organizational documents, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Company’s Policy for Recovery of Erroneously Awarded Compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.
10.14Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
11.3“Applicable Laws” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
11.4“Assumption” shall have the meaning set forth in Section 8.3.
11.5“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.6“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.7“Board” means the Board of Directors of the Company.
11.8“Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.
11.9“Change in Control” means and includes each of the following:
(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.10“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.11“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.12“Common Stock” means the common stock of the Company.
11.13“Company” means Gossamer Bio, Inc., a Delaware corporation, or any successor.
11.14 “Consultant” means any consultant or advisor of the Company or any parent or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on Form S-8 Registration Statement.
11.15“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.16“Director” means a Board member.
11.17“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.18“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.19“Early Tender Deadline” means the early tender deadline pursuant to the Notes Exchange.
11.20“Employee” means any employee of the Company or its Subsidiaries.
11.21“Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.22“Evergreen Fully-Diluted Shares” means, as of any date, the sum of:
(a)the number of shares of Common Stock outstanding on such date; plus
(b)the number of shares of Common Stock that remain issuable under the Warrants.
11.23“Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.24“Existing 2027 Notes” means the Company’s 5.000% convertible senior notes due 2027 issued pursuant to that certain indenture, dated as of May 21, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as issuer, and Wilmington Trust, National Association, as trustee.
11.25“Existing Plan” shall have the meaning set forth in Article I.
11.26“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.27“Good Reason” means (a) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “good reason” is defined, “Good Reason” as defined in such agreement, and (b) if no such agreement exists, (i) a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (ii) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (iii) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant’s consent.
11.28“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.29“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.30“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.31“Notes Exchange” means the proposed exchange of the Existing 2027 Notes for (i) new 7.50% senior secured first lien convertible notes of the Company due 2030 (the “New Notes”), (ii) new shares of Common Stock of the Company (the “New Equity”) and/or Prefunded Warrants and (iii) with respect to holders of Existing 2027 Notes who tender prior to the Early Tender Deadline, Purchase Warrants, and related transactions as described in the offering memoranda used in connection with the Notes Exchange for the purpose of conducting, and solicitating participation in, the Notes Exchange, the indenture for the New Notes to be entered into by and among the Company, any applicable guarantors, and the trustee and collateral agent party thereto, and the form of intercreditor agreement to be executed in connection therewith.
11.32“Notes Exchange Final Closing” means the consummation of the final settlement of the Notes Exchange, pursuant to which Existing 2027 Notes are delivered to and accepted by the Company in exchange for New Notes, New Equity and/or Prefunded Warrants and Purchase Warrants.
11.33“Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.
11.34“Original Effective Date” shall have the meaning set forth in Article I.
11.35“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.
11.36“Overall Share Limit” means the sum of (a) 69,238,008 Shares; plus (b) an increase on the date immediately following the Notes Exchange Final Closing equal to a number of shares of Common Stock representing 10.0% of the Post-Transaction Fully-Diluted Shares Outstanding as of the date immediately following the Notes Exchange Final Closing (rounded up to the nearest whole Share); plus (c) any shares of Common Stock which are subject to Prior Plan Awards as of the Restatement Effective Date which become available for issuance under the Plan pursuant to Article IV following the Restatement Effective Date; plus (d) an annual increase on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (i) 5% of the

Evergreen Fully-Diluted Shares on the final day of the immediately preceding calendar year (rounded up to the nearest whole Share) and (ii) such smaller number of Shares as is determined by the Board.
11.37 “Participant” means a Service Provider who has been granted an Award.
11.38“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
11.39“Plan” means this amended and restated 2019 Incentive Award Plan.
11.40“Post-Transaction Fully-Diluted Shares” means, as of the date immediately following the date of the Notes Exchange Final Closing, the sum of:
(a)the number of shares of Common Stock outstanding on such date (calculated on an as-converted basis after giving effect to the occurrence of the Notes Exchange Final Closing, which shall include the shares of Common Stock reserved for potential issuance under the Warrants and any New Equity but exclude the shares of Common Stock issuable under the New Notes); plus
(b)the number of shares of Common Stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans on such date.
11.41“Prefunded Warrants” means the prefunded warrants to purchase shares of Common Stock issued pursuant to the Notes Exchange.
11.42“Purchase Warrants” means warrants to purchase shares of Common Stock issued to holders of Existing 2027 Notes who tender prior to the Early Tender Deadline pursuant to the Notes Exchange.
11.43“Prior Plan” means the Gossamer Bio, Inc. 2017 Stock Incentive Plan, as amended.
11.44 “Prior Plan Award” means an award outstanding under the Prior Plan as of the Restatement Effective Date.
11.45“Restatement Effective Date” shall have the meaning set forth in Section 10.3.

11.46“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.47“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.48“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.49“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.50“Securities Act” means the Securities Act of 1933, as amended.
11.51“Service Provider” means an Employee, Consultant or Director.
11.52“Shares” means shares of Common Stock.
11.53“Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.54“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.55“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.56“Termination of Service” means the date the Participant ceases to be a Service Provider.
11.57“Warrants” means the Prefunded Warrants, if applicable, and the Purchase Warrants.
* * * * *

ANNEX B
SHARE INCREASE AMENDMENT
Certificate of Amendment
of
Amended and Restated Certificate of Incorporation
of
Gossamer Bio, Inc.

Gossamer Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.    The Corporation, which was originally known as FSG Bio, Inc., originally filed its Certificate of Incorporation on October 26, 2015.
2.     That the Board of Directors of said Corporation duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
THEREFORE, BE IT RESOLVED, that the first paragraph of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,070,000,000 shares, consisting of (a) 4,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (b) 70,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
3.     That thereafter, pursuant to a resolution of the Board of Directors, the stockholders gave their approval of said amendment at a meeting of stockholders in accordance with the provisions of Section 211 of the DGCL.
4.    This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that such amendment be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on [ ò ], 202[6], at which meeting the necessary number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
5.    This Certificate of Amendment shall become effective upon filing with the Secretary of Statement of the State of Delaware.

B-1

ANNEX C
FORM OF REVERSE STOCK SPLIT AMENDMENT
(if Share Increase Amendment is approved and becomes effective)
Certificate of Amendment
of
Amended and Restated Certificate of Incorporation
of
Gossamer Bio, Inc.

Gossamer Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.    The Corporation, which was originally known as FSG Bio, Inc., originally filed its Certificate of Incorporation on October 26, 2015.
2.     That the Board of Directors of said Corporation duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
THEREFORE, BE IT RESOLVED, that the first paragraph of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [Amendment A-1: 470,000,000; Amendment B-1: 270,000,000; Amendment C-1: 203,333,334; Amendment D-1: 170,000,000; Amendment E-1: 150,000,000; Amendment F-1: 136,666,667; Amendment G-1: 127,142,858; Amendment H-1: 120,000,000; Amendment I-1: 114,444,445; Amendment J-1: 110,000,000; Amendment K-1: 106,363,637; Amendment L-1: 103,333,334; Amendment M-1: 100,769,231; Amendment N-1: 98,571,429; Amendment O-1: 96,666,667] shares, consisting of (a) [Amendment A-1: 400,000,000; Amendment B-1: 200,000,000; Amendment C-1: 133,333,334; Amendment D-1: 100,000,000; Amendment E-1: 80,000,000; Amendment F-1: 66,666,667; Amendment G-1: 57,142,858; Amendment H-1: 50,000,000; Amendment I-1: 44,444,445; Amendment J-1: 40,000,000; Amendment K-1: 36,363,637; Amendment L-1: 33,333,334; Amendment M-1: 30,769,231; Amendment N-1: 28,571,429; Amendment O-1: 26,666,667] shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (b) 70,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each [Amendment A-1: 10; Amendment B-1: 20; Amendment C-1: 30; Amendment D-1: 40; Amendment E-1: 50; Amendment F-1: 60; Amendment G-1: 70; Amendment H-1: 80; Amendment I-1: 90; Amendment J-1: 100; Amendment K-1: 110; Amendment L-1: 120; Amendment M-1: 130; Amendment N-1: 140; Amendment O-1: 150] shares of Common Stock then issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-
C-1

assessable share of Common Stock without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation will issue to such holder such fraction of a share of Common Stock as is necessary to round the number of shares of Common Stock held by such holder immediately following the reverse stock split up to the nearest whole number of shares.
3.     That thereafter, pursuant to a resolution of the Board of Directors, the stockholders gave their approval of said amendment at a meeting of stockholders in accordance with the provisions of Section 211 of the DGCL.
4.    This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that such amendment be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on [ ò ], 202[6], at which meeting the necessary number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
5.    This Certificate of Amendment shall become effective upon filing with the Secretary of Statement of the State of Delaware.

C-2

ANNEX D
FORM OF REVERSE STOCK SPLIT AMENDMENT
(if Share Increase Amendment is not approved)
Certificate of Amendment
of
Amended and Restated Certificate of Incorporation
of
Gossamer Bio, Inc.

Gossamer Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.    The Corporation, which was originally known as FSG Bio, Inc., originally filed its Certificate of Incorporation on October 26, 2015.
2.     That the Board of Directors of said Corporation duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
THEREFORE, BE IT RESOLVED, that the first paragraph of Article FOURTH of the Certificate is hereby amended to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [Amendment A-2: 140,000,000; Amendment B-2: 105,000,000; Amendment C-2: 93,333,334; Amendment D-2: 87,500,000; Amendment E-2: 84,000,000; Amendment F-2: 81,666,667; Amendment G-2: 80,000,000; Amendment H-2: 78,750,000; Amendment I-2: 77,777,778; Amendment J-2: 77,000,000; Amendment K-2: 76,363,637; Amendment L-2: 75,833,334; Amendment M-2: 75,384,616; Amendment N-2: 75,000,000; Amendment O-2: 74,666,667] shares, consisting of (a) [Amendment A-2: 70,000,000; Amendment B-2: 35,000,000; Amendment C-2: 23,333,334; Amendment D-2: 17,500,000; Amendment E-2: 14,000,000; Amendment F-2: 11,666,667; Amendment G-2: 10,000,000; Amendment H-2: 8,750,000; Amendment I-2: 7,777,778; Amendment J-2: 7,000,000; Amendment K-2: 6,363,637; Amendment L-2: 5,833,334; Amendment M-2: 5,384,616; Amendment N-2: 5,000,000; Amendment O-2: 4,666,667] shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (b) 70,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each [Amendment A-2: 10; Amendment B-2: 20; Amendment C-2: 30; Amendment D-2: 40; Amendment E-2: 50; Amendment F-2: 60; Amendment G-2: 70; Amendment H-2: 80; Amendment I-2: 90; Amendment J-2: 100; Amendment K-2: 110; Amendment L-2: 120; Amendment M-2: 130; Amendment N-2: 140; Amendment O-2: 150] shares of Common Stock then issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-
D-1

assessable share of Common Stock without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, the Corporation will issue to such holder such fraction of a share of Common Stock as is necessary to round the number of shares of Common Stock held by such holder immediately following the reverse stock split up to the nearest whole number of shares.
3.     That thereafter, pursuant to a resolution of the Board of Directors, the stockholders gave their approval of said amendment at a meeting of stockholders in accordance with the provisions of Section 211 of the DGCL.
4.    This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that such amendment be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on [ ò ], 202[6], at which meeting the necessary number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
5.    This Certificate of Amendment shall become effective upon filing with the Secretary of Statement of the State of Delaware.

D-2

gossamerbio

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

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Gossamer Bio, Inc.

Special Meeting of Stockholders

For Stockholders of Record as of , 2026

, 2026 , Pacific Time

Special Meeting to be held live via the Internet - please visit www.proxydocs.com/GOSS for more details.

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PLEASE VOTE BY: , Pacific Time, , 2026.

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To attend and/or vote during the online meeting, please register at www.proxydocs.com/GOSS by 8:00 PM Eastern Time on , 2026

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Faheem Hasnain and Christian Waage (the "Named Proxies"), and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Gossamer Bio, Inc. a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on , 2026, at (Pacific Time) via a live webcast and all adjournments thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy card is signed, this proxy will be voted "FOR" all nominees for director and "FOR" proposals 1, 2, 3, 4 and 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

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